UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ACURA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Meeting”) of Acura Pharmaceuticals, Inc., a New York corporation, (the “Company”), will be held at [PLACE OF MEETING] on [DATE OF MEETING] at [TIME OF MEETING], Eastern Time, for the purposes listed below:

1. To elect six directors to the Board of Directors who shall serve until the 2007 Annual Meeting of Shareholders, or until their successors have been elected and qualified;

2. To grant the Board of Directors authority to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split at one of six ratios;

3. To ratify an amendment to the Company’s 1998 Stock Option Plan to make such Plan compliant with Section 409A of the Internal Revenue Code of 1986, as amended;

4. To ratify the adoption of the Company’s 2005 Restricted Stock Unit Award Plan;

5. To ratify the appointment of BDO Seidman, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on [INSERT RECORD DATE] are entitled to notice of and to vote at the Meeting or any adjournment thereof.

For a period of 10 days prior to the Meeting, a shareholders list will be kept at the Company’s administrative office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the Meeting and further information regarding each proposal to be made.

SHAREHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

Peter A. Clemens

Senior Vice President,
Chief Financial Officer and Secretary

                , 2006
Palatine, Illinois

ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACURA PHARMACEUTICALS, INC. (the “Company”) of proxies in the accompanying form, to be voted at the 2006 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on [DATE OF MEETING], and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy were first mailed to shareholders on or about [DATE OF MAILING].

The close of business on [Insert Record Date] has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting.  On the Record Date, the Company’s outstanding voting securities consisted of [330,564,049] shares of common stock, $.01 par value per share (the “Common Stock”). Under the New York Business Corporation Law and the Company’s Restated Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date, for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not effect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors.

TABLE OF CONTENTS

Item	Page

Voting of Proxies	1
The Board of Directors	1
Proposal 1 — Election of Directors	3
— Executive Officers and Key Employees	4
— Agreements Governing Appointment of Directors	5
Compensation of Executive Officers and Directors	6
Summary Compensation Table	6
— Other Compensatory Arrangements	7
— Employment Agreements	7
— Compensation of Directors	10
— Stock Option Plans	10
— Restricted Stock Unit Award Plan	11
— Securities Authorized for Issuance Under Equity Compensation Plans	12
Aggregate Option Exercised in Last Fiscal Year and Fiscal Year End Option Values	13
Compensation Committee Interlocks and Insider Participation	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
Report of the Compensation Committee on Executive Compensation	15
Performance Graph	18
Certain Relationships and Related Transactions	19
Vote Required and Board Recommendation	21
Proposal 2 — To Grant the Board of Directors Authority to Amend the Restated Certificate of Incorporation to Effect a Reverse Stock Split at One of Six Ratios	22
— General	22
— Purpose and Background of the Reverse Stock Split	22
— Certain Risk Factors Associated with the Reverse Stock Split	23
— Impact of the Proposed Reverse Stock Split if Implemented	24
— Effect on Fractional Stockholders; Payment for Fractional Shares	25
— Effect on Acura Employees and Directors of Acura	25
— Effect on Registered and Beneficial Shareholders	25
— Effect on Registered “Book-entry” Shareholders	25
— Effect on Registered Certificated Shares	26
— No Effect on Legal Ability to Pay Dividends	26
— Authorized Shares	26
— Accounting Matters	26
— Potential Anti-Takeover Effect	27
— Procedure for Effecting Reverse Stock Split	27
— No Appraisal Rights	27
— Federal Income Tax Consequences of the Reverse Stock Split	27
— Vote Required and Recommendation of the Board of Directors	28
Proposal 3 — Ratification of Amendment to the Company’s 1998 Stock Option Plan	29
— Administration	29
— Shares Subject to the 1998 Plan	29
— Eligibility	30
— Exercise Price of Options	30
— Terms	30
— Exercise of Options	30
— Federal Income Tax Consequences Relating to Incentive Stock Options	31
— Federal Income Tax Consequences Relating to Non-Qualified Stock Options	32
— Vote Required	32
— Recommendation of the Board of Directors	32

i

ii

VOTING OF PROXIES

Proxies may be revoked by shareholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Meeting.

If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted at the Meeting and will be voted in accordance with the specifications made thereon. IF NO INSTRUCTIONS ARE INDICATED, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors, (ii) FOR the granting to the Board of Directors the authority to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split at one of six ratios, (iii) FOR the ratification of the amendment to the Company’s 1998 Stock Option Plan, (iv) FOR the ratification of the adoption of the Company’s 2005 Restricted Stock Unit Award Plan and (v) FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

THE BOARD OF DIRECTORS

During the year ended December 31, 2005, the Board of Directors held 26 meetings. Each of the Company’s Board members, attended at least 75% of the aggregate of (1) all Board meetings held during 2005 (during the period he was a director) and (2) the total number of meetings held by all committees of the board on which he served, except for Dr. Karabelas who attended 43% of such meetings.

It is the policy of the Board that Directors are strongly encouraged to attend all Board meetings and shareholder meetings.

Board Committees

During 2005, the Company had an Audit Committee and a Compensation Committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors is composed of Messrs. William A. Sumner, Chairman, Immanuel Thangaraj and Bruce F. Wesson. During fiscal year 2005, the Audit Committee met 4 times. The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, approving the audit fee payable to the auditors, working with independent auditors and other corporate officials, reviewing the scope and results of the audit by, and the recommendations of, the Company’s independent auditors, approving the services provided by the auditors, reviewing the financial statements of the Company and reporting on the results of the audits to the Board, reviewing the Company’s insurance coverage, financial controls and filings with the Securities and Exchange Commission (the “Commission”), including, meeting quarterly prior to the filing of the Company’s quarterly and annual reports containing financial statements filed with the Commission, and submitting to the Board its recommendations relating to the Company’s financial reporting, accounting practices and policies and financial, accounting and operational controls.

In assessing the independence of the Audit Committee members during 2005, the Company has reviewed and analyzed the standards for independence provided in Section 121A of the American Stock Exchange Listing Standards. Based on this analysis, the Company has determined that Mr. Sumner is deemed an independent member of the Audit Committee. Messrs. Wesson and Thangaraj do not satisfy the standards for independence set forth in the American Stock Exchange Listing Standards as a result of their positions in entities having a controlling interest in GCE Holdings LLC, the Company’s 78% shareholder. GCE Holdings LLC was the assignee of all the Company’s preferred shares previously held by each of Care Capital Investments II, LP, Essex Woodlands Health Ventures V, L.P. and Galen Partners III, L.P. In view of the controlling interests in GCE Holdings LLC held by each of Galen Partners III, L.P., of which Mr. Wesson is a general partner, and Essex Woodlands Health Ventures V, L.P., of which Mr. Thangaraj is a general partner, each of Messrs. Wesson and Thangaraj fail to satisfy the standards for independence set forth in the American Stock Exchange Listing Standards. Nevertheless, the Board values the experience of Messrs. Wesson and Thangaraj in the review of the Company’s financial statements and believes that each is able to exercise independent judgment in the performance of his duties on the Audit Committee.

The Audit Committee does not have a financial expert (as defined under applicable regulations of the Commission) serving on the Committee. The Board has determined that while none of the Audit Committee members meet all of the criteria established by the Commission to be classified as a “financial expert”, the Company believes that in general, the members of the Audit Committee have a sufficient understanding of audit committee functions, internal control over financial reporting and financial statement evaluation so as to capably perform the tasks required of the Audit Committee.

Compensation Committee

The Company’s Compensation Committee is composed of Messrs. Reddick, Markham and Skelly. It is responsible for consulting with and making recommendations to the Board of Directors about executive compensation arrangements and the compensation of employees. See “Compensation of Executive Officers and Directors — Report of the Compensation Committee on Executive Compensation” below. During fiscal year 2005, the Compensation Committee met 4 times.

Nominating Committee

Currently the entire Board of Directors functions as the Company’s nominating committee. As required, the Board will perform the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as directors of the Company. Two of the six members of the Board (Messrs. Sumner and Skelly) are “independent” as that term is defined by Section 121(A) of the American Stock Exchange Listing Standards and will participate with the entire Board in the consideration of director nominees. The Board believes that a nominating committee separate from itself is not necessary at this time, given the relative size of the Company and the Board and would not add to the effectiveness of the evaluation and nomination process. The Board’s process for recruiting and selecting nominees for Board members, if required, would be to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise allowing them to contribute as effective directors to the Company’s governance, and who would be willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. If a possible candidate is identified, the individual will meet with various members of the Board and be interviewed concerning his/her possible interest and willingness to serve, and Board members would discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual would be invited to serve on the Board. To date, no shareholder has presented any candidate for Board membership to the Company for consideration, and the Company does not have a specific policy on shareholder-recommended director candidates. The Board believes its process for evaluation of nominees proposed by shareholders would be no different than the process of evaluating any other candidate. In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Company’s Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Board would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies.

Shareholder Communications to the Board

Shareholders who wish to send communications to the Company’s Board of Directors may do so by sending them in care of the Secretary of the Company at the address on the cover page of this Report. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board. All such communications must clearly indicate the author as a shareholder and state whether the intended recipients are all members of the Board or just certain specified directors. The Secretary of the Company will have the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any director.

Code of Ethics

The Company has a Code of Ethics applying to the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics and any amendments to or waivers there from, is available on the Company’s website, www.acurapharm.com, under the link “Ethics/Audit Charter”.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Meeting, six individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During the fiscal year ended December 31, 2005, each of the nominees to the Board, with the exception of Richard Markham, served as Directors.

Unless a shareholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Although the Company’s Charter provides for a maximum of 11 directors, in accordance with the terms of a certain Voting Agreement dated February 6, 2004, by and among the Company, GCE Holdings LLC and others, as amended, the Company has agreed that the Board of Directors shall be comprised of not more than seven members. As amended, the Voting Agreement also provides that the Board of Directors of the Company will be comprised of four (4) designees of GCE Holdings LLC. The designees of GCE Holdings LLC are Messrs. Markham, Thangaraj and Wesson, each of whom are current Board members. As of the date of this Proxy Statement, the fourth designee of GCE Holdings LLC had not been determined The board designation rights of GCE Holdings LLC continue to apply so long as GCE Holdings LLC owns at least approximately 153 million shares of the Company’s common stock on a pre-reverse stock split basis as contemplated herein (comprising at least 50% of the Common Stock issued to GCE Holdings LLC upon conversion of the Company’s Series A Preferred Shares).

The name and age of each of the six nominees, his principal occupation and the period during which such person has served as a Director are set out below.

Name of Nominee	Age	Position With the Company	Director Since

Richard J. Markham(2)	56	Director	2006
Andrew D. Reddick(2)	54	President and CEO and Director	2004
Bruce F. Wesson(1)	64	Director	1998
William A. Sumner(1)	69	Director	1997
William Skelly(2)	56	Director	1996
Immanuel Thangaraj(1)	36	Director	2002

——————

(1)

Member of Audit Committee

(2)

Member of Compensation Committee

Richard J. Markham has been a Director of the Company since May, 2006. Since November, 2004 Mr. Markham has served as a partner at Care Capital, LLC, a venture capital firm that primarily invests in life sciences companies. From May 2002 until August 2004, Mr. Markham was the Vice Chairman of the Management Board and Chief Operating Officer of Aventis SA, a pharmaceutical company. From December,1999, until May, 2002 he was the Chief Executive Officer of Aventis Pharma AG, a pharmaceutical company. Previously he was the Chief Executive Officer of Hoechst Marion Roussel, the President and Chief Operating Officer of Marion Merrell Dow, Inc. and a member of its board of directors. From 1973 to 1993 Mr. Markham was associated with Merck & Co. Inc., culminating in his position as President and Chief Operating Officer. Richard received a B.S. in Pharmacy and Pharmaceutical Sciences from Purdue University and has served as a member of the Dean’s Advisory Council of the University. He has also been awarded an honorary Doctor of Science degree, the University’s highest honor for achievement.

Andrew D. Reddick has been President and Chief Executive Officer since August, 2003 and a Director of the Company since August, 2004. From April, 2000 to September, 2002 Mr. Reddick was Chief Operating Officer and Sr. Vice President Commercial Operations for Adolor Corporation, a pharmaceutical company. From June, 1999 to March, 2000 he served as President of Faulding Laboratories, Inc., a pharmaceutical company. Mr. Reddick holds a Bachelor of Arts degree in Biology from the University of California and a Master of Business Administration degree from Duke University.

Bruce F. Wesson has been a Director of the Company since March, 1998. Mr. Wesson has been a Partner of Galen Associates, a health care venture firm and a General Partner of Galen Partners III, L.P. since January, 1991. Prior to January, 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. He currently serves on the Boards of Encore Medical Corporation, QMed, Inc., and Chemtura Corporation, each a publicly traded company, and several privately held companies. Mr. Wesson earned a Bachelor of Arts degree from Colgate University and a Masters of Business Administration degree from Columbia University.

William A. Sumner has been a Director of the Company since August, 1997. From 1974 until his retirement in 1995, Mr. Sumner held various positions within Hoechst-Roussel Pharmaceuticals, Inc., a manufacturer and distributor of pharmaceutical products, including Vice President and General Manager, Dermatology Division from 1991 through 1995, Vice President, Strategic Business Development, from 1989 to 1991 and Vice President, Marketing from 1985 to 1989. Since his retirement from Hoechst-Roussel Pharmaceuticals, Inc. in 1995, Mr. Sumner has acted as a consultant to various entities in the pharmaceutical field. Mr. Sumner earned a Bachelor of Arts degree from Montclair State University and a Masters of Arts degree from the University of Virginia.

William G. Skelly has been a Director of the Company since May, 1996 and served as Chairman of the Company from October, 1996 through June, 2000. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc., companies involved in the animal health industry including veterinary biologicals and custom manufacturing of animal sera products. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc., a distributor and manufacturer of human generic prescription pharmaceuticals. Mr. Skelly earned a Bachelor of Arts degree from Michigan State University and a Masters of Business Administration from the University of Missouri-Kansas City.

Immanuel Thangaraj has been a Director of the Company since December, 2002. Mr. Thangaraj has been a Managing Director of Essex Woodlands Health Ventures, a venture capital firm specializing in the healthcare industry, since 1997. Prior to joining Essex Woodlands Health Ventures, he helped form a telecommunication services company, for which he served as its CEO. Mr. Thangaraj holds a Bachelor of Arts and a Masters in Business Administration from the University of Chicago and serves as a Director of iKnowMed Systems, Sound ID and CBR Systems.

The Board had determined that Messrs. Skelly and Sumner are independent directors.

Executive Officers and Key Employees

Andrew D. Reddick, President and Chief Executive Officer.

Ron J. Spivey has been Senior Vice President and Chief Scientific Officer since April, 2004. From June, 2002 to March, 2004 Dr. Spivey was President of Gibraltar Associates, a private company providing consulting services to the pharmaceutical industry relating to product research and development. From March, 1998 to May, 2002 he served as Vice President, Scientific Affairs for Alpharma/Purepac Pharmaceuticals. Dr. Spivey holds a Bachelor of Arts degree from Indiana University and a Ph.D. degree in pharmaceutics from the University of Iowa. Age 60.

Peter A. Clemens has been Senior Vice President, Chief Financial Officer and Secretary since April 2004. Mr. Clemens was Vice President, Chief Financial Officer and Secretary of the Company from February 1998 to March 2004 and a Director of the Company from June, 1998 to August, 2004. Mr. Clemens is a Certified Public Accountant and earned a B.B.A. degree from the University of Notre Dame and a Masters of Business Administration degree from Indiana University. Age 54.

James F. Emigh has been Vice President of Marketing and Administration since April 2004. Prior to such time, Mr. Emigh was Vice President of Sales and Marketing. Mr. Emigh joined the Company in May, 1998, serving first as Executive Director of Customer Relations and then as Vice President of Operations until November, 2002. Mr. Emigh holds a Bachelor of Pharmacy from Washington State University and a Masters of Business Administration degree from George Mason University. Age 51.

Robert A. Seiser has been a Vice President, Corporate Controller and Treasurer since April 2004. Mr. Seiser joined the Company in March 1998 as the Corporate Controller and Treasurer. Mr. Seiser is a Certified Public Accountant and earned a B.B.A. degree from Loyola University of Chicago. Age 43.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person’s successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Andrew D. Reddick, the Company’s President and Chief Executive Officer, Ron J. Spivey, the Company’s Senior Vice President and Chief Scientific Officer, and Peter A. Clemens, the Company’s Senior Vice President and Chief Financial Officer, are subject to the provisions of their respective Employment Agreements. See “Compensation of Executive Officers and Directors — Employment Agreements.”

Agreements Governing Appointment of Directors

See “Election of Directors” above, for a discussion of the Voting Agreement that entitles GCE Holdings LLC to designate up to four (4) directors.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 2005, 2004 and 2003 to the Company’s Chief Executive Officer and the Company’s next four most highly compensated executive officers (collectively, the “named executive officers”) whose total annual compensation for 2005 exceeded $100,000:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(3)	Restricted Stock Unit Awards($)(1)	Securities Underlying Stock Options and Restricted Stock Units(#)		All Other Compen- sation

Andrew D. Reddick	2005	$300,000	$—	$—	$2,660,625	8,250,000		$—
President and Chief	2004	305,769	60,000	—	—	8,750,000		—
Executive Officer	2003	96,923	—	—	—	—		—
Ron J. Spivey	2005	260,000	—	—	2,128,500	10,600,000	(2)	—
Senior Vice President	2004	190,000	—	—	—	3,000,000		—
and Chief Scientific Officer	2003	0	—	—	—	—		—
Peter A. Clemens	2005	180,000	—	9,000	1,419,000	4,400,000		—
Senior Vice President and	2004	172,789	60,000	9,000	—	375,000		—
Chief Financial Officer	2003	146,000	60,000	9,000	—	—		—
James F. Emigh	2005	140,000	—	—	443,438	1,375,000		—
Vice President/Marketing	2004	137,692	50,000	4,200	—	249,000		—
and Administration	2003	127,800	—	4,200	—	—		—
Robert A. Seiser	2005	132,942	—	—	532,125	1,650,000		—
Vice President, Corporate	2004	123,077	50,000	4,500	—	249,000		—
Controller and Treasurer	2003	$110,923	$7,000	$4,500	$—	—		$—

——————

(1)

The dollar value of the Restricted Stock Unit Awards is equal to the difference between (A) the product of (x) the number of shares of the Company’s Common Stock underlying each award, multiplied by (y) $0.3325, the average of the closing bid and asked prices of the Company’s Common Stock on December 22, 2005, the date of grant of the Restricted Stock Unit Awards, as reported by the Over-the-Counter Bulletin Board (“OTCBB”), less (B) the par value of $0.01 per share payable by the recipient of the Restricted Stock Unit Award upon the Company’s issuance of the shares. The aggregate number of shares underlying Restricted Stock Unit Awards made by the Company as of December 31, 2005 to Messrs. Reddick, Spivey, Clemens, Emigh and Seiser is 8,250,000, 6,600,000, 4,400,000, 1,375,000 and 1,650,000 shares, respectively. The value of the shares underlying Restricted Stock Unit Awards made by the Company as of December 31, 2005 to Messrs. Reddick, Spivey, Clemens, Emigh and Seiser is $2,103,750, $1,683,000, $1,122,000, $350,625, and $420,750, respectively, based on the average of the closing bid and asked prices on December 30, 2005 of $0.265, as reported by the OTCBB. Each of the Restricted Stock Units vests one-third upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the Restricted Stock Unit Awards will be issued by the Company on the earlier of (i) a Change of Control (as defined in the Company’s 2005 Restricted Stock Unit Award Plan), or (ii) January 1, 2011. In the event of a Change of Control, the issuance of shares by the Company shall be made in a lump sum distribution. In the absence of a Change of Control, the issuance shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. The recipients of the Restricted Stock Unit Awards have no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying such Awards until the shares are issued by the Company.

(2)

Consists of (i) 6,600,000 shares of common stock underlying Restricted Stock Unit Awards, and (ii) 4,000,000 shares of common stock underlying stock options.

(3)

Consisted of auto allowances which were discontinued after 2005.

Other Compensatory Arrangements

Executive officers and key employees participate in medical, dental, life and disability insurance plans provided to all Company employees.

Employment Agreements

Andrew D. Reddick is employed pursuant to an Employment Agreement effective as of August 26, 2003, as amended, which provides that Mr. Reddick will serve as the Company’s Chief Executive Officer and President for a term expiring December 31, 2007. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Mr. Reddick at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. The Employment Agreement provides for an annual base salary of $300,000, plus the payment of an annual bonus of up to one hundred percent (100%) of Mr. Reddick’s base salary based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. For the Company’s 2006 fiscal year, the Employment Agreement provides for a cash bonus equal to 100% of Mr. Reddick’s then current base salary (the “2006 Cash Bonus”) upon the Company’s receipt of aggregate proceeds of at least $15.0 million on or before March 31, 2007 from an offering of the Company’s equity securities and/or from license fees or milestone payments from third-party licensing or similar transactions (subject to the payment of a pro-rata portion of the 2006 Cash Bonus provided the Company receives aggregate gross proceeds from such transactions of at least $11.0 million on or before March 31, 2007). The Employment Agreement also provides for the Company’s grant to Mr. Reddick of stock options exercisable for up to 8,750,000 shares of Common Stock at an exercise price of $0.13 per share. The stock options provide for vesting of 3,000,000 shares on the date of grant of the option, with the balance vesting in monthly increments of 250,000 shares at the expiration of each monthly period thereafter commencing with the month ending August 31, 2004. The exercise price of $0.13 per share represents a discount to the fair market value of the Company’s common stock on the date of grant. On August 12, 2004, the date of grant of the stock options, the average of the closing bid and asked prices for the Company’s Common Stock was $0.435. The Employment Agreement also acknowledges the grant to Mr. Reddick of a Restricted Stock Unit Award providing for the Company’s issuance of up to 8,250,000 shares of the Company’s Common Stock. The Restricted Stock Unit vests one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the Restricted Stock Unit Award will be issued by the Company on the earlier of (i) a Change in Control (as defined in the Company’s 2005 Restricted Stock Unit Award Plan), or (ii) January 1, 2011. In the event of a Change in Control, the Company shall issue the vested shares in a lump sum distribution. In the absence of a Change of Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon issuance of the shares underlying the Restricted Stock Unit Award, Mr. Reddick must remit to the Company the par value of $0.01 per share. On December 22, 2005, the date of grant of the Restricted Stock Unit Award, the average of the closing bid and asked prices of the Company’s common stock was $0.3325, as reported by the OTCBB. Mr. Reddick has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until the shares are issued by the Company. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated due to death or disability, the Company is required to pay Mr. Reddick, or his designee, a pro rata portion of the annual bonus that would have been payable to Mr. Reddick during such year assuming full achievement of the bonus criteria established for such bonus. Additionally, Mr. Reddick or his designees shall have a period of twelve (12) months following such termination (except for “Cause,” in which case it is 40 days) to exercise Mr. Reddick’s vested stock options (or, for those vested stock options subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) the lesser of (a) twelve (12) months following the date of termination, or (b) the maximum exercise period permitted under Section 409A). In the event that the Employment Agreement is terminated by the Company without Cause or by Mr. Reddick for Good Reason, the Company is required to pay Mr. Reddick an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year, as well as Mr. Reddick’s base salary for one year (the “Severance Pay”), payable in equal monthly installments over a period of twelve (12) months. In addition, Mr. Reddick is entitled to continued coverage under the Company’s then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination. The Employment Agreement permits Mr. Reddick to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case such termination is considered to be made without Cause, entitling Mr. Reddick to the benefits described above, except that (i) the Severance Pay is payable in a lump sum within thirty (30) days of the date of termination, and (ii) all outstanding stock options granted to Mr. Reddick shall fully vest and be immediately exercisable. The Employment Agreement restricts Mr. Reddick from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement, from competing with the Company at any time prior to one year after the termination of his employment with the Company.

Ron J. Spivey, Ph.D., is employed pursuant to an Employment Agreement effective as of April 5, 2004, as amended, which provides that Dr. Spivey will serve as the Company’s Senior Vice President and Chief Scientific Officer for term expiring December 31, 2007. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Dr. Spivey at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. The Employment Agreement provides for an annual base salary of $260,000, plus the payment of an annual bonus of up to one hundred percent (100%) of Dr. Spivey’s base salary based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. For the Company’s 2006 fiscal year, the Employment Agreement provides for a cash bonus equal to one hundred percent (100%) of Dr. Spivey’s then current base salary (the “2006 Cash Bonus”) upon the Company’s receipt of aggregate proceeds of at least $15.0 million on or before March 31, 2007 from an offering of the Company’s equity securities and/or from license fees or milestone payments from third-party licensing or similar transactions (subject to the payment of a pro-rata portion of the 2006 Cash Bonus provided the Company receives aggregate gross proceeds from such transactions of at least $11.0 million on or before March 31, 2007. The Employment Agreement also provides for the Company’s grant to Dr. Spivey of stock options exercisable for up to 7,000,000 shares of Common Stock at an exercise price of $0.13 per share. The stock option provides for vesting of 1,000,000 shares on October 1, 2004, 333,333 shares on each January 1, 2005, April 1, 2005, July 1, 2005 and October 1, 2005, 3,888,667 shares on January 1, 2006 and 778,001 on April 1, 2006. The exercise price of $0.13 per share represents a discount to the fair market value of the Company’s common stock on the date of grant. The Employment Agreement also acknowledges the grant to Dr. Spivey of a Restricted Stock Unit Award providing for the Company’s issuance of up to 6,600,000 shares of the Company’s Common Stock. The Restricted Stock Unit vests one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the Restricted Stock Unit Award will be issued by the Company on the earlier of (i) a Change in Control (as defined in the Company’s 2005 Restricted Stock Unit Award Plan), or (ii) January 1, 2011. In the event of a Change in Control, the Company shall issue the vested shares in a lump sum distribution. In the absence of a Change in Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon issuance of the shares underlying the Restricted Stock Unit Award, Dr. Spivey must remit to the Company the par value of $0.01 per share. On December 22, 2005, the date of grant of the Restricted Stock Unit Award, the average of the closing bid and asked prices of the Company’s common stock was $0.3325, as reported by the OTCBB. Dr. Spivey has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until the shares are issued by the Company. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. Additionally, Dr. Spivey or his designees shall have a period of twelve (12) months following such termination (except for “Cause,” in which case it is 40 days) to exercise Dr. Spivey’s vested stock options, (or, for those vested stock options subject to Section 409A, the lesser of (a) twelve (12) months following the date of termination, or (b) the maximum exercise period permitted under Section 409A). In the event that the Employment Agreement is terminated by the Company without Cause or by Dr. Spivey for Good Reason, the Company is required to pay Dr. Spivey an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year, as well as Dr. Spivey’s base salary for one year (the “Severance Pay”), payable in equal monthly installments over a period of twelve (12) months. In addition, Dr. Spivey is entitled to continued coverage under the Company’s then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination. The Employment Agreement permits Dr. Spivey to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case such termination is considered to be made without Cause, entitling Dr. Spivey to the benefits described above, except that (i) the Severance Pay is payable in a lump sum within thirty (30) days of the date of termination, and (ii) all outstanding stock options granted to Dr. Spivey shall fully vest and be immediately exercisable. The Employment Agreement restricts Dr. Spivey from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement, from competing with the Company at any time prior to one year after the termination of his employment with the Company.

Peter A. Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, as amended, which provides that Mr. Clemens will serve as the Company’s Senior Vice President and Chief Financial Officer for a term expiring December 31, 2007. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Mr. Clemens at least ninety (90) days prior to the expiration of any renewal period. The Employment Agreement provides for an annual base salary of $180,000 plus the payment of an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be determined from time to time by the Compensation Committee of the Board of Directors. For the Company’s 2006 fiscal year, the Employment Agreement provides for a cash bonus equal to 100% of Mr. Clemens’ then current base salary (the “2006 Cash Bonus”) upon the Company’s receipt of aggregate proceeds of at least $15.0 million on or before March 31, 2007 from an offering of the Company’s equity securities and/or from license fees or milestone payments from third-party licensing or similar transactions (subject to the payment of a pro-rata portion of the 2006 Cash Bonus provided the Company receives aggregate gross proceeds from such transactions of at least $11.0 million on or before March 31, 2007). The Employment Agreement also provides for the grant of stock options on March 10, 1998 to purchase 300,000 shares of the Company’s common stock at an exercise price of $2.375 per share, which options vest in equal increments of 25,000 option shares at the end of each quarterly period during the term of the Employment Agreement (as such vesting schedule may be amended by mutual agreement of Mr. Clemens and the Board of Directors). In addition, in August 2004, the Company granted stock options to Mr. Clemens to purchase 375,000 shares of Common Stock at an exercise price of $0.13 per share, which exercise price represents a discount to the fair market value of the Company’s common stock on the date of grant. Such stock options vest in four equal portions at the end of each annual period commencing March 9, 2005. The Employment Agreement also acknowledges the grant to Mr. Clemens of a Restricted Stock Unit Award providing for the Company’s issuance of up to 4,400,000 shares of the Company’s Common Stock. The Restricted Stock Unit vests one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the Restricted Stock Unit Award will be issued by the Company on the earlier of (i) a Change in Control (as defined in the Company’s 2005 Restricted Stock Unit Award Plan), or (ii) January 1, 2011. In the event of a Change in Control, the Company shall issue the vested shares in a lump sum distribution. In the absence of a Change in Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon issuance of the shares underlying the Restricted Stock Unit Award, Mr. Clemens must remit to the Company the par value of $0.01 per share. On December 22, 2005, the date of grant of the Restricted Stock Unit Award, the average of the closing bid and asked prices of the Company’s common stock was $0.3325, as reported by the OTCBB. Mr. Clemens has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the Restricted Stock Unit Award until the shares are issued by the Company. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated by the Company without Cause or by Mr. Clemens for Good Reason, the Company is required to pay Mr. Clemens an amount equal to $310,000 or twice his then base salary, whichever is greater, payable in a lump sum within 30 days of termination and to continue to provide Mr. Clemens coverage under the Company’s then existing benefit plans, including medical and life insurance, for a term of 24 months. Additionally, Mr. Clemens or his designees shall have a period of twelve (12) months following termination (except for “Cause,” in which case it is 40 days) to exercise Mr. Clemens’ vested stock options (or, for those vested stock options subject to Section 409A, the lesser of (a) twelve (12) months following the date of termination, or (b) the maximum exercise period permitted under Section 409A). The Employment Agreement permits Mr. Clemens to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement). The Employment Agreement also restricts Mr. Clemens from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement, from competing with the Company at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment.

Compensation of Directors

Directors who are employees of the Company receive no additional or special remuneration for their services as Directors. Directors who are not employees of the Company are eligible to receive an annual grant of options to purchase 50,000 shares of the Company’s common stock and $500 for each meeting attended ($250 in the case of telephonic meetings). The Company also reimburses Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. Directors who serve on any of the Committees established by the Board of Directors receive $250 for each Committee meeting attended unless held on the day of a full Board meeting. In addition, on February 11, 2006, the Company granted to each of Messrs. William Sumner and William Skelly Restricted Stock Unit Awards providing for the Company’s issuance of up to 1 million shares of the Company’s common stock. The Restricted Stock Unit Awards are made pursuant to the Company’s 2005 Restricted Stock Unit Award Plan and are in consideration of the services provided by Messrs. Sumner and Skelly to the Company as independent members of the Board and as representatives of the Independent Committee of the Board of Directors for various material transactions undertaken by the Company during the period 2002 through 2005, including, without limitation, the Company’s 2002 Debenture Offering, the 2004 Debenture Offering, the conversion of the Company’s Preferred Shares into common stock and the various bridge loans financing transactions with the Company, as well as for their continued service as directors of the Company. The Restricted Stock Unit Awards to each of Messrs. Sumner and Skelly vest 388,889 shares on grant and the balance in equal monthly installments on the first day of each month beginning March 1, 2006 and ending December 1, 2007. The vested shares underlying the Restricted Stock Unit Awards will be issued by the Company on the earlier of (i) a Change in Control (as defined in the Company’s 2005 Restricted Stock Unit Award Plan), or (ii) January 1, 2011. In the event of a Change in Control, the Company will issue the vested shares underlying the Restricted Stock Unit Award in a lump sum distribution. In the absence of a Change in Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon the issuance of the vested shares underlying the Restricted Stock Unit Awards, Messrs. Sumner and Skelly must pay to the Company the $0.01 par value per share.

Stock Option Plans

The Company currently maintains two stock option plans adopted in 1995 and 1998, respectively. The Company in the past has used, and may continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

The 1995 Stock Option Plan. The 1995 Stock Option Plan was approved by the Company’s shareholders in September, 1995. As of the date of this Proxy Statement, incentive stock options (“ISO’s”) to purchase 312,510 shares and non-qualified options to purchase 66,390 shares were granted under the 1995 Stock Option Plan. In May, 2005 the 1995 Stock Option Plan expired and the remaining unissued shares allocated to the Plan were terminated. The average per share exercise price for all outstanding options under the 1995 Stock Option Plan is approximately $1.57.

The 1998 Stock Option Plan. The 1998 Stock Option Plan was adopted by the Board of Directors in April, 1998 and approved by the Company’s shareholders in June, 1998. The 1998 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase shares of the Company’s Common Stock. The 1998 Stock Option Plan was amended by the Board of Directors in April, 1999 to increase the number of shares available for the grant of options under the Plan from 2,600,000 to 3,600,000 shares. The Company’s shareholders ratified the Plan amendment on August 19, 1999. The 1998 Stock Option Plan was further amended by Board of Directors in April, 2001 to increase the number of shares available for grant of options under the Plan from 3,600,000 to 8,100,000 shares. The Company’s shareholders ratified the Plan amendment on June 14, 2001. The 1998 Stock Option Plan was further amended by the Board of Directors on May 5, 2004 to increase the number of shares available for grant of options under the Plan from 8,100,000 to 20,000,000 shares. The Company’s shareholders ratified the Plan amendment on August 12, 2004. The 1998 Stock Option Plan was further amended on February 8, 2006 to make such plan compliant with Section 409A of the Internal Revenue Code, as amended. Proposal 3 seeks stockholder ratification of such amendment. As of the date of this Proxy Statement, stock options to purchase 18,616,095 shares of Common Stock had been granted under the 1998 Stock Option Plan. Of such option grants, 539,826 are ISOs and 18,076,269 are non-qualified options. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is approximately $0.23. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock. The exercise price of non-qualified options exercisable for

17,194,145 shares of common stock has been set at less than the fair market value on the date of grant of the underlying Common Stock. Subject to the terms of the 1998 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.

Restricted Stock Unit Award Plan

On December 22, 2005, the Board of Directors adopted the Company’s 2005 Restricted Stock Unit Award Plan (the “2005 RSU Plan”) for its employees and non-employee directors. A Restricted Stock Unit (“RSU”) represents the contingent obligation of the Company to deliver a share of its common stock to the holder of the RSU on a distribution date. RSUs for up to 30 million shares of common stock are authorized for issuance under the 2005 RSU Plan. The Company believes that the 2005 RSU Plan does not require shareholder approval. Nevertheless, the Company is seeking shareholder ratification for the 2005 RSU Plan at the Meeting. See Proposal 4.

The purpose of the 2005 RSU Plan is to attract, motivate and retain experienced and knowledgeable employees by offering additional stock based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company and to attract and retain qualified non-employee directors. The 2005 RSU Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended and is designed to confirm that compensation deferred under the Plan which is subject to Code Section 409A is not included in the gross income of 2005 RSU Plan participants until such time as the shares of common stock underlying RSUs are distributed as set forth in the Plan and Code Section 409A.

The RSU Plan is administered by the Company’s Board of Directors or a Committee appointed by the Board of Directors. However, with respect to non-employee directors, the Board administers the Plan, and the Committee has no discretion with respect to any grants to non-employee directors. RSUs granted under the RSU plan vest on a schedule determined by the Board of Directors or such Committee as set forth in a restricted stock unit award agreement. Unless otherwise set forth in such award agreement, the RSUs fully vest upon a change in control (as defined in the 2005 RSU Plan) of the Company or upon termination of an employee’s employment with the Company without cause or due to death or disability, and in the case of a non-employee director, such person’s death or disability or if such person is not renominated as a director (other than for “cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated. Vesting of an RSU entitles the holder thereof to receive a share of common stock of the Company on a distribution date (after payment of the $0.01 par value per share).

Absent a change of control, one-fourth of vested shares of common stock underlying an RSU award will be distributed (after payment of $0.01 par value per share) on January 1 of each of 2011, 2012, 2013 and 2014. If a change in control occurs (whether prior to or after 2011), the vested shares underlying the RSU award will be distributed at or about the time of the change in control. No dividends accrue on the shares underlying the RSUs prior to issuance by the Company. The recipients of RSU awards need not be employees or directors of the Company on a distribution date.

RSUs may generally not be transferred, except recipients of RSUs may designate beneficiaries to inherit their RSU’s upon their death. A married recipient of an RSU award may generally only designate a spouse as a beneficiary unless spousal consent is obtained.

Recipients of RSUs generally will not recognize income when they are awarded RSUs (unless they elect to recognize income by making a Section 83(b) election). RSU recipients will recognize ordinary income in an amount equal to the fair market value of the shares of the Company’s common stock issued pursuant to a distribution under the RSU. The Company will generally be entitled to a tax deduction in the same amount.

As of the date of this Proxy Statement the Company had granted RSUs providing for the Company’s issuance of up to an aggregate of 29,500,000 shares of the Company’s common stock. 27,500,000 of such Restricted Stock Unit Awards vest one-third (1/3) on grant and the balance vest in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The remaining 2 million Restricted Stock Unit Awards vest 777,778 shares on grant and the balance vest in equal monthly increments on the first day of March 1, 2006 and ending December 1, 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of December 31, 2005 relating to the Company’s 1995 and 1998 Stock Option Plans and the Company’s 2005 Restricted Stock Unit Award Plan, which comprise all of the equity compensation plans of the Company. The table provides the number of securities to be issued upon the exercise of outstanding options and distributions under outstanding Restricted Stock Unit Awards under such plans, the weighted-average exercise price of outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Stock Option Equity Compensation Plans Approved by Security Holders	19,754,995	$0.27	616,655
Stock Option Equity Compensation Plans Not Approved by Security Holders	0	0	0
Restricted Stock Unit Equity Compensation Plans Approved by Security Holders	0	0	0
Restricted Stock Unit Equity Compensation Plans Not Approved by Security Holders	27,500,000	$0.01	2,500,000
Total	47,254,995	$0.11	3,116,655

Option Grants and Restricted Stock Unit Awards in 2005

The following tables present information regarding (i) the grant of options to purchase shares of the Company’s common stock, and (ii) the award of Restricted Stock Units providing for the Company’s future issuance of Common Stock, for each of the named executive officers in 2005.

Individual Option Grants

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted in Fiscal Year	Exercise Price Per Share(1)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Andrew D. Reddick	—	—	—	—	—	—
Ron J. Spivey	4,000,000	100%	$0.13	2014	$2,489,577	$4,054,419
Peter A. Clemens	—	—	—	—	—	—
James F. Emigh	—	—	—	—	—	—
Robert A. Seiser	—	—	—	—	—	—

——————

(1)

The stock option granted to Dr. Spivey provides for vesting of 3,110,668 shares upon the grant, 444,666 shares on January 1, 2006, and 444,666 shares on April 1, 2006.

(2)

The dollar amounts in these columns represent the potential realizable value of each option assuming that the market price of the Company’s common stock (based on the average of the closing bid and asked prices of the Company’s common stock on December 9, 2005, the date of grant of the stock option, of $0.485) appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

Individual Restricted Stock Unit Awards (“RSUs”)

Name	Number of Securities Underlying RSUs Granted	% of Total RSUs Granted to Employees in Fiscal Year	Payment Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for the RSU Term(2)
					5%	10%
Andrew D. Reddick	8,250,000	30%	$0.01	2014	$4,173,000	$6,385,600
Ron J. Spivey	6,600,000	24%	$0.01	2014	$3,338,400	$5,108,500
Peter A. Clemens	4,400,000	16%	$0.01	2014	$2,225,600	$3,405,700
James F. Emigh	1,375,000	5%	$0.01	2014	$695,500	$1,064,300
Robert A. Seiser	1,650,000	6%	$0.01	2014	$834,600	$1,277,100

——————

(1)

Each of the Restricted Stock Unit Awards vest one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the Restricted Stock Unit Awards will be issued by the Company on the earlier (i) a Change of Control (as defined in the Company’s 2005 Restricted Stock Unit Award Plan), or (ii) January 1, 2011. In the event of a Change of Control, the Company’s issuance of the vested shares shall be made in a lump sum distribution. In the absence of a Change of Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon the Company’s distribution of the vested shares underlying the Restricted Stock Unit Awards, the recipients must submit to the Company the par value of $0.01 per share. The recipients of the Restricted Stock Unit Awards have no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying such awards until the shares are issued by the Company.

(2)

The dollar amounts in these columns represent the potential realizable value of each RSU assuming that the market price of the Common Stock (based on the average of the closing bid and asked prices of the Company’s Common Stock on December 22, 2005, the date of award of Restricted Stock Units, of $0.3325) appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

AGGREGATE OPTION EXERCISED IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

No stock options were exercised by the named executive officers during 2005. The following table presents information regarding the value of options outstanding at December 31, 2005 for each of the named executive officers.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew D. Reddick	7,000,000	1,750,000	$945,000	$236,250
Ron J. Spivey	5,777,334	1,222,666	$779,940	$165,060
Peter A. Clemens	718,750	281,250	$12,656	$37,969
James F. Emigh	213,250	186,750	$8,404	$25,211
Robert A. Seiser	213,250	186,750	$8,404	$25,211

——————

(1)

Value is based upon difference between the exercise price of the options and the average of the closing bid and asked prices of the Company’s Common Stock of $0.265 per share at December 30, 2005.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee consists of Messrs. Markham, Skelly and Reddick. There were no Compensation Committee interlocks, and except for Mr. Reddick no insider participation in compensation decisions during 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors, executive officers and greater than ten percent (10%) beneficial owners of the Company’s Common Stock complied with all Section 16(a) filing requirements during the year ended December 31, 2005, except that (i) Galen Partners III, L.P. and Care Capital Investments II, LP failed to file Form 4s, (ii) GCE Holdings LLC failed to file a Form 3 and a Form 4, (iii) Essex Woodlands Health Ventures V, L.P. failed to file a Form 4 and (iv) Peter Clemens filed a Form 4 late.

The following report of the Compensation Committee and the performance graph in the next section shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Messrs. Karabelas, Reddick, and Skelly served as members of the Compensation Committee during 2005. Dr. Karabelas resigned as a director of the Company effective May 11, 2006, and was replaced on the Committee by Mr. Markham. The Committee meets at least annually or more frequently, as our Board of Directors may request. The Compensation Committee’s primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, and other annual compensation, of the Company’s executive officers.

Executive Compensation Philosophy

In 2006, the Company’s executive compensation program will reflect the following executive compensation philosophy, which was developed by the Compensation Committee of the Board of Directors:

The Company’s mission is to develop and, in concert with our prospective partners, commercialize our Aversion® Technology with an objective of providing cost effective solutions intended to discourage abuse of legally prescribed opioids in the US and other key territories around the world. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive and scientific talent during periods of both favorable and unfavorable business conditions.

The Company’s executive compensation program is a critical management tool in achieving this goal. “Pay for performance” is the underlying philosophy for the Company’s executive compensation program. Consistent with this philosophy, the program has been carefully conceived and will be independently administered by the Compensation Committee of the Board of Directors, a majority of whom are non-employee directors and one of whom is an independent director. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between performance and share price.

To align shareholder interests and executive rewards, portions of each executive’s compensation will represent “at risk” pay opportunities related to accomplishment of specific business goals.

The program is designed and administered to:

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provide annual and longer term incentives that help focus each executive’s attention on approved corporate business goals the attainment of which, in the judgment of the Compensation Committee, should increase long-term shareholder value;

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link “at risk” pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

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reward individual and team achievements that contribute to the attainment of the Company’s business goals; and

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provide a balance of total compensation opportunities, including salary, bonus, and longer term equity incentives, that are competitive with similarly situated companies and reflective of the Company’s performance.

In seeking to link executive pay to corporate performance, the Compensation Committee believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders’ equity. The Compensation Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders.

These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity of the Company’s businesses, (iii) success in developing business strategies, managing costs and improving the quality of the Company’s technologies, (iv) the general performance of individual job responsibilities, and (v) the successful development and patent protection for the Company’s Aversion® Technology.

Components of Executive Compensation Program

The Company’s executive compensation program consists of (i) an annual salary and bonus and (ii) long-term incentives represented by the issuance of stock options or restricted stock units. The bonuses, stock options and restricted stock units serve to link executive pay to corporate performance.

Salary and Bonus

The Company’s Chief Executive Officer, Chief Scientific Officer and Chief Financial Officer are parties to employment contracts with the Company which provide the minimum annual base salary to be payable to such officers. In addition, the employment contracts provide for an annual bonus, in the discretion of the Compensation Committee, subject to the satisfaction of such targets, conditions or parameters as may be set from time to time by the Compensation Committee. For those executive officers not subject to an employment contract, the Compensation Committee will set the annual salary for such executive officers in or about March of each year and establish potential bonus compensation that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Compensation Committee. No bonuses were paid for 2005. For 2006, bonus awards may equal 100% of an employee’s base salary. The goals for 2006 will consist of a mix of targets and performance measures of corporate revenue, success in securing third-party financing, development milestones relating to the Company’s Aversion® Technology and qualitative goals relating to each officer’s job function. No bonuses will be earned with respect to a performance measure unless a performance “floor” for that measure is exceeded; the bonus opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned, up to a specified limit, for exceeding the target for that measure. In setting compensation levels, the Compensation Committee compares the Company to companies of comparable business focus, market capitalization, technological capabilities and market in which we compete for executives.

In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Compensation Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are “compensation neutral” for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

Stock Options

One long-term component of the Company’s executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of the Company’s Common Stock covered by the option (an “option exercise”) at a price fixed at the time of grant. While the Company historically has granted stock options having an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, during 2003, 2004 and 2005, the Company issued stock options to its employees at a discount to the market price. It is the expectation of the Compensation Committee that discounted stock option grants will occur on only an isolated basis in the future where circumstances warrant. With respect to stock options grants having an exercise price equal to or greater than the market price of the Company’s Common Stock on the date of grant, such options generally gain value only to the extent the stock price exceeds the option exercise price during the life of the option. Generally, a portion of the options vest over a period of time and expire no later than ten years, and in some cases five years after grant. Executives will generally be subject to limitations in selling the option stock immediately, and therefore will have an incentive to increase shareholder value.

Restricted Stock Units

Another component of the Company’s executive compensation program is a Restricted Stock Unit Award Plan. A Restricted Stock Unit (“RSU”) represents the contingent obligation of the Company to deliver a share of its common stock to the holder of the RSU on a distribution date. Each RSU Award made to executives vest one-third

(1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the RSU Awards will be issued by the Company on the earlier (i) a Change of Control (as defined in the Company’s 2005 Restricted Stock Unit Award Plan), or (ii) January 1, 2011. In the event of a Change of Control, the Company’s issuance of the vested shares shall be made in a lump sum distribution. In the absence of a Change of Control, the issuance of the vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014. Upon the Company’s distribution of the vested shares underlying the RSU Awards, the recipients must submit to the Company the par value of $0.01 per share.

Chief Executive Officer Compensation

Mr. Reddick, the Company’s President and Chief Executive Officer, is a party to an Employment Agreement with the Company dated as of August 26, 2003, as amended. The Employment Agreement is described above under the caption “Employment Agreements”. In 2005 the Company granted Mr. Reddick an award of 8,250,000 Restricted Stock Units. This was in recognition of the outstanding effort Mr. Reddick has led in transitioning the Company from a generic drug manufacturer to a research and development company focused on the development and commercialization of the Company’s Aversion® Technology, and the fact that his salary had not been increased since the inception of his employment in 2003 and he did not receive a bonus in 2005. In addition Mr. Reddick’s employment agreement was amended to provide for a bonus of up to 100% of base salary, increased from 35% of his base salary. Recognizing that the Company had not paid Mr. Reddick a bonus in 2005, Mr. Reddick’s amended employment agreement also provides that if the Company raises a certain amount of funds, through financings or licensing arrangements prior to March 2007, he will be entitled to a bonus of up to 100% of his base salary, depending on the amount raised. Mr. Reddick’s performance targets for 2006 consist of advancing the Company’s OxyADF product candidate through clinical development and assisting in the raising of funds to solidify the Company’s liquidity.

In conclusion, the Compensation Committee believes the compensation policies and practices of the Company, as described, are fair and reasonable and are in keeping with the best interests of the Company, its employees and its shareholders.

This report is submitted by the members of the Compensation Committee.

COMPENSATION COMMITTEE

Andrew Reddick
William Skelly
Richard Markham

PERFORMANCE GRAPH

The following graph provides a comparison on a cumulative basis of the yearly percentage change over the last five fiscal years in (a) the total shareholder return on the Company’s Common Stock with (b) the total return of stock listed on the Nasdaq (the “NASDAQ Market Index”) and (c) the total return of domestic issuers having the same Standard Industrial Classification (“SIC”) Industry Group Number as the Company (208-Drug Manufacturers) (the “Industry Index”). Such yearly percentage change has been measured by dividing (i) the sum of (A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The Nasdaq Market Index has been selected as the required broad equity market index. The Industry Index consists of publicly traded companies in a business similar to that of the Company. The price of each investment unit has been set at $100 on December 31, 2000 for purposes of preparing this graph.

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ACURA PHARMACEUTICALS, INC.
SIC CODE INDEX
NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

Compare 5-Year Cumulative Total Return
Among Acura Pharmaceuticals, Inc.,
Nasdaq Market Index and SIC Code Index

Assumes $100 Invested on Jan. 01, 2001
Assumes Dividend Reinvested
Fiscal Year Ending Dec. 31, 2005

Company/Index/Market	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

Acura Pharmaceuticals, Inc.	100.00	278.57	132.86	64.29	51.43	40.00
SIC Code Index	100.00	85.25	66.53	79.94	79.13	84.14
Nasdaq Market Index	100.00	79.71	55.60	83.60	90.63	92.62

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 10, 2004, the Company consummated a private offering of convertible senior secured debentures (the “2004 Debentures”) in the aggregate principal amount of approximately $12.3 million (the “2004 Debenture Offering”). The 2004 Debentures were issued by the Company pursuant to a certain Debenture and Share Purchase Agreement dated as of February 6, 2004 (the “2004 Purchase Agreement”) by and among the Company, Care Capital, Essex Woodlands Health Ventures, Galen Partners and each of the purchasers listed on the signature page thereto. Of the approximate $12.3 million in debentures issued on February 10, 2004 under in the 2004 Debenture Offering, approximately $2 million of 2004 Debentures were issued in exchange for the surrender of a like amount of principal plus accrued and unpaid interest under the Company’s convertible debentures issued to Care Capital, Essex Woodlands Health Ventures and Galen Partners during November and December, 2003.

Effective August 13, 2004, the 2004 Debentures (including the principal amount plus interest accrued at the date of conversion) were converted automatically into the Company’s Series A convertible preferred stock (“Series A Preferred”) at a price per share (the “Conversion Price”) of $0.6425, representing the average of the closing bid and asked prices of the Company’s Common Stock for the 20 trading days ending February 4, 2004, as reported by the OTCBB. The Company issued an aggregate of approximately 22 million shares of Series A Preferred of which approximately 5.2 million, 6.8 million and 6.8 million were issued to Care Capital, Essex Woodlands Health Ventures and Galen Partners, respectively, under the 2004 Debentures held by such parties (representing 23.8%, 30.9% and 30.9%, respectively, of the total Series A Preferred issuable upon conversion of the 2004 Debentures).

As a condition to the completion of the 2004 Purchase Agreement, the Company, the investors in the 2004 Debentures and the holders of the Company’s outstanding 5% convertible senior secured debentures due March 31, 2006 issued by the Company in during the period from 1998 through 2003 (collectively, the “1998-2003 Debentures”), executed a certain Voting Agreement dated as of February 6, 2004 (the “Voting Agreement”). The Voting Agreement provided that each of Care Capital, Essex Woodlands Health Ventures and Galen Partners (collectively, the “Lead 2004 Investors”) had the right to designate for nomination one member of the Company’s Board of Directors, and that the Lead 2004 Investors collectively may designate one additional member of the Board. In connection with the conversion of the Company’s Preferred Shares (as described below), the Voting Agreement was amended to reflect to the conveyance by each of Care Capital, Essex Woodlands Health Ventures and Galen Partners of their holdings in the Company’s Preferred Shares (prior to its conversion into common stock) to GCE Holdings LLC, a limited liability company controlled by such parties. As amended, the Voting Agreement provides that the Board of Directors of the Company shall be comprised of not more than seven (7) members, four (4) of whom shall be designees of GCE Holdings LLC (as the assignee of the Preferred Shares of the Company held by Care Capital, Essex Woodlands Health Ventures and Galen Partners). The designees of GCE Holdings LLC are Messrs. Markham Thangaraj and Wesson, each of whom are current Board members. As of the date of this Proxy Statement, the fourth designee of GCE Holdings had not been determined.

Simultaneous with the execution of a 2004 Purchase Agreement, and as a condition to the initial closing of the 2004 Purchase Agreement, the Company, the investors in the 2004 Debentures and each of the holders of the 1998-2003 Debentures executed a certain Debenture Conversion Agreement dated as of February 6, 2004 (the “Conversion Agreement”). In accordance with the terms of the Conversion Agreement, the 1998-2003 Debentures were converted automatically into the Company’s Series B convertible preferred stock (the “Series B Preferred”) and/or the Company’s Series C convertible preferred stock (the “Series C Preferred”).

It was a condition to the completion of the 2004 Debenture Offering that the Company’s senior term loan agreement (the “Watson Loan Agreement”) with Watson Pharmaceuticals, Inc. (“Watson”) be restructured to provide for a reduction in the principal amount of the Watson term loan and for the assignment of the Watson term loan as restructured to Care Capital, Essex Woodlands Health Ventures, Galen Partners and the other investors in the 2004 Debentures as of February 10, 2004 (collectively, the “Watson Note Purchasers”). Accordingly, simultaneous with the closing of the 2004 Purchase Agreement, each of the Company, Watson and the Watson Note Purchasers executed an Umbrella Agreement dated as of February 10, 2004 (the “Umbrella Agreement”). The Umbrella Agreement provides for (i) the Company’s payment to Watson of approximately $4.3 million in consideration of amendments to the Watson term notes in the aggregate principal amount of approximately $21.4 million evidencing the Watson term loan (the “Watson Notes”) (A) to forgive approximately $16.4 million of indebtedness under that Watson Notes, leaving a $5.0 million principal balance, (B) to extend the maturity date of the Watson Notes from March 31, 2006 to June 30, 2007, (C) to provide for the satisfaction of future interest payments under the Watson Notes in the form of the Company’s Common Stock, and (D) to provide for the forbearance from the exercise of rights and remedies upon the occurrence of certain events of default under the Watson Notes (the Watson Notes as so amended, the “2004 Note”), and (ii) Watson’s sale and conveyance of the 2004 Note to the Watson Note Purchasers for cash consideration of $1.0 million. In addition to Watson forgiveness of approximately $16.4 million of indebtedness under the Watson Notes, all supply agreements between the Company and Watson were terminated and Watson waived the dilution protections contained in the warrant previously granted to Watson to purchase approximately 10.7 million shares of Common Stock, to the extent such dilution protections were triggered by the transactions contemplated in the 2004 Debenture Offering.

The 2004 Note in the principal amount of $5.0 million is secured by a lien on all of the Company’s and its subsidiary’s’ assets, carries a floating rate of interest equal to the prime rate plus 4.5% and matures on June 30, 2007. The allocation of ownership of the $5.0 million 2004 Note among each of the Watson Note Purchasers was based on the quotient of the principal amount of the 2004 Debentures purchased by such Watson Note Purchaser, divided by approximately $12.3 million, representing the aggregate principal amount of the 2004 Debentures issued by the Company on February 10, 2004. As such, of the $5.0 million principal amount of the 2004 Note, approximately $1,352,000, $1,754,000, and $1,754,000, is owed by the Company to Care Capital, Essex Woodlands Health Ventures and Galen Partners, respectively (representing approximately 27%, 35% and 35%, respectively, of the 2004 Note).

Effective November 9, 2005 Care Capital Investments II, LP, Care Capital Offshore Investments II, LP, Essex Woodlands Health Ventures V, L.P., Galen Partners International III, L.P., Galen Partners III, L.P. and Galen Employee Fund III, L.P. transferred all shares of Preferred Stock held by them to GCE Holdings LLC. The Company believes such shares were transferred in consideration of interests in GCE Holdings LLC. As a result of the transfer to GCE Holdings LLC (after giving effect to the conversion discussed below) GCE Holdings LLC holds approximately 78% of the Company’s outstanding common stock.

Effective November 10, 2005, all of the Company’ s issued and outstanding shares of preferred stock were automatically and mandatorily converted into the Company’s common stock in accordance with the terms of the Company’s Restated Certification of Incorporation (the “Preferred Stock Conversion”). In accordance with the conversion provisions contained in the Restated Certificate of Incorporation, all issued and outstanding shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock (collectively, the “Preferred Stock”) are converted automatically into the Company’s common stock upon the Company’s receipt of the written consent to the Preferred Stock Conversion from the holders of at least 51% of the shares of the Company’s Series A Preferred Stock. On November 10, 2005, the Company received the consent to the Preferred Stock Conversion from GCE Holdings LLC (the assignee of all Preferred Stock (prior to its conversion to common stock) formerly held by each of Care Capital Investments II, LP, Care Capital Offshore Investments II, LP, Essex Woodlands Health Ventures V, L.P., Galen Partners International III, L.P., Galen Partners III, L.P. and Galen Employee Fund III, L.P.), such entity holding in the aggregate in excess of 51% of the issued and outstanding shares of the Company’s Series A Preferred Stock. In accordance with the terms of the Company’s Restated Certificate of Incorporation, all shares of the Company’s Preferred Stock were automatically converted into an aggregate of approximately 305.4 million shares of the Company’s common stock.

As of September 30, 2006 the Company is a party to four (4) Loan Agreements completed in January 2006, November, 2005, September, 2005 and June, 2005 pursuant to which the Company has received bridge financing on nine occasions in the aggregate principal amount $6,124,000 (the “Bridge Loans”) from Essex Woodlands Health Ventures V, L.P., Care Capital Investments II, LP, Care Capital Offshore Investments II, LP, Galen Partners International III, L.P., Galen Partners III, L.P., Galen Employee Fund III, L.P. and certain other shareholders of the Company listed on the signature page to such Loan Agreements. Additionally, the Company has received an additional financing in October, 2006 in the principal amount of $620,000 from the same lenders. The net proceeds from the Bridge Loans, after the satisfaction of related legal expenses, have been used by the Company to continue the development of the Company’s Aversion® Technology and to fund related operating expenses. The Bridge Loans are secured by a lien on all of the Company’s assets, senior in right of payment and lien priority to all of the Company’s other indebtedness. The Bridge Loans bear interest at the rate of ten percent (10%) per annum and mature on December 1, 2006. The Lenders have agreed to accept in satisfaction of the interest payment due on September 30, 2006 and the next interest payment a number of shares of Common Stock of the Company based on the average of the closing bid and asked prices of the Common Stock for the five trading days ending on the relevant interest payment date (or the immediately preceding trading date, if the relevant interest payment date is not a trading date). The Bridge Loans are subject to mandatory pre-payment upon the Company’s completion of equity or debt financing or any sale, transfer, license or similar arrangement pursuant to which the Company sells, licenses or otherwise grant rights in any material portion of the Company’s intellectual property to any third party, provided that the consummation of any such transaction results in certain minimum amounts of cash proceeds to the Company, net of all costs and expenses. Notwithstanding the aforementioned mandatory pre-payment provision, the Company has agreed that the lenders under its Bridge Loans may rollover all or any portion of the principal and accrued interest outstanding under loans made under such agreements into the Company’s next equity financing of at least $10 million, subject to certain exceptions. The Bridge Loans restrict the Company’s ability to issue any shares of the Company’s currently authorized Series A, B or C convertible preferred stock without the prior consent of the bridge lenders, and grants the bridge lenders preemptive rights relating to the issuance of the Company’s Series A, B and C convertible preferred stock. The Bridge Loans contain cross default provisions with the 2004 Note and each of the other outstanding Bridge Loans. The Bridge Loans also contains normal and customary affirmative and negative covenants, including restrictions on the Company’s ability to incur additional debt or grant any lien on the Company’s assets or the assets of its subsidiary, subject to certain permitted exclusions.

Pursuant to a voting agreement dated as of December 22, 2005 between the Company and GCE Holdings LLC, GCE Holdings LLC, has agreed to vote all of its shares of Common Stock in favor of ratification of adoption of the RSU Plan (Proposal 4) and the ratification of the amendment to the 1998 Stock Option Plan (Proposal 3) at the Company’s first annual meeting following December 22. 2005. The agreement also applies to transferees of GCE Holdings LLC. As a result both Proposal 3 and Proposal 4 are assured of passage.

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes cast. The six candidates receiving the highest number of votes will be elected as directors.

The Company, GCE Holdings LLC and certain other shareholders are parties to a Voting Agreement dated as of February 6, 2004, as amended. The Voting Agreement provides, among other things, that the parties will vote all of their respective voting securities of the Company in favor of four designees to the Board of Directors of GCE Holdings LLC. The Company has agreed to nominate and appoint to the Board of Directors, subject to shareholder approval, four designees of GCE Holdings LLC, for so long as it holds a minimum of approximately 153 million shares of common stock on a pre-reverse stock split basis as contemplated herein. Messrs. Markham, Thangaraj and Wesson are the designees of GCE Holdings LLC. The fourth designee of GCE Holdings LLC has not been identified.

GCE Holdings LLC is controlled by Care Capital, Essex Woodland Health Ventures and Galen Partners.

The Common Stock held by the parties to the Voting Agreement represent an aggregate of approximately 78% of the aggregate voting rights under the Company’s outstanding Common Stock.

The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

PROPOSAL 2
TO GRANT THE BOARD OF DIRECTORS AUTHORITY TO AMEND
THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AT ONE OF SIX RATIOS

General

The Company is requesting shareholder approval to grant the Board of Directors the authority to effect a reverse stock split of the Company’s common stock at one of six ratios: 1 for 15, 1 for 10, 1 for 5, 1 for 4, 1 for 3 or 1 for 2. The Board of Directors would have sole discretion to elect, as it determines to be in the best interest of the Company and its shareholders, whether or not to effect the reverse stock split, and if so, at which of the approved exchange ratios, at any time before the first anniversary of the date of the Company’s 2006 Annual Meeting of Shareholders [                      , 2007]. If the Board of Directors elects to implement the reverse stock split, it would be authorized to do so without need for any further shareholder action. The Board of Directors believes that approval of the reverse stock split proposal granting this discretion to the Board of Directors, rather than approval of an immediate reverse stock split at a specific ratio, provides the Board of Directors with maximum flexibility to react to then-current market conditions and therefore to act in the best interest of the Company and its shareholders. Notwithstanding approval of this Proposal by shareholders, the Board of Directors may, in its discretion, determine not to effect, and abandon, the reverse stock split without further action by the Company’s shareholders.

If this Proposal 2 is approved, the Company would be authorized to effect any one, but not more than one, of the alternative reverse stock split ratios. Once one of the reverse stock split ratios is effected, none of the others will be able to be effected unless the Company were again to seek and obtain shareholder approval.

The proposed Amendment to the Company’s Restated Certificate of Incorporation to effect the reverse stock split is attached to this proxy statement as Appendix B. If the Board of Directors elects to implement the reverse stock split, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio adopted by the Board and reflected in the Amendment. The total number of authorized shares of common stock would not be correspondingly reduced. The reverse stock split would become effective upon filing the amendment with the New York State, Department of State, Division of Corporations.

The Board of Directors approved the proposed Amendment to the Company’s Restated Certificate of Incorporation, subject to shareholder approval.

Purpose and Background of the Reverse Stock Split

The Company’s primary objective in proposing the reverse stock split is to attempt to raise the per share trading price of its common stock in an effort to obtain a listing on the American Stock Exchange or the Nasdaq Capital Market. To obtain a listing, the American Stock Exchange requires, among other things, that the Company’s common stock have a minimum bid price of $3.00 per share, and the Nasdaq Capital Market requires, among other things, that the Company’s common stock maintain a minimum bid price of $4.00 per share. On September 29, 2006 the average of the closing bid and asked prices for the Company’s common stock, as reported by the Over-the-Counter Bulletin Board (the “OTCBB”), was $0.655.

The Company intends that the reverse split will increase the bid price per share of its common stock above the $3.00 or $4.00 per share minimum price, as the case may be, thereby satisfying that listing requirement. However, there can be no assurance that the reverse split will have that effect, initially or in the future, or that it will enable the Company to achieve the listing of its common stock on the American Stock Exchange or the Nasdaq Capital Market. In addition, the Company currently does not meet several other standards for initial listing or for the maintenance of listing on the American Stock Exchange or the Nasdaq Capital Market.

In addition to the desire to obtain a listing on the American Stock Exchange or the Nasdaq Capital Market, the Board of Directors believes that the low per share market price of the Company’s common stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or the Company’s reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of the Company’s common stock but also its trading liquidity. In addition, these perceptions may affect the Company’s commercial business and its ability to raise additional capital through the sale of stock or the cost of debt it may incur.

The Company hopes that the decrease in the number of shares of its outstanding common stock resulting from the reverse split, and the anticipated increase in the price per share, will encourage greater interest in its common stock among members of the financial community and the investing public and possibly create a more liquid market for the Company’s shareholders with respect to those shares presently held by them. However, the possibility exists that shareholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse split is effected, particularly if the price per share of the Company’s common stock begins a declining trend after the reverse split is effected. Companies which effect reverse stock splits often experience such a declining trend.

There can be no assurance that the reverse split will achieve any of the desired results. There also can be no assurance that the price per share of the Company’s common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.

If the Company’s shareholders approve this Proposal 2, the Board of Directors would effect a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the Company’s shareholders at that time. To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio from among the six ratios set forth herein. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by the Company’s shareholders, and the Board of Directors determines to implement any of the reverse stock split ratios, the Company would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects. If the Board of Directors does not implement the reverse stock split prior to               , 2007, the authority granted in this Proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this Proposal is no longer in the best interests of the Company’s shareholders.

Certain Risk Factors Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of Acura common stock (the aggregate value of all Acura common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Acura common stock following the reverse stock split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s common stock after the reverse stock split will increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the reverse stock split. For example, based on the average for closing bid and asked prices on the OTCBB of the Company’s common stock on September 29, 2006 of $0.655 per share, if the Board of Directors decided to implement the reverse stock split and selects a reverse stock split ratio of one-for-ten there can be no assurance that the post-split market price of the Company’s common stock would be $6.55 per share or greater. By decreasing the number of outstanding shares of common stock without altering the aggregate economic interest represented by the shares, the Company believes the market price will be proportionally increased. The higher the market price rises above $3.00 or $4.00 per share, the less risk there will be that the Company will fail to meet the minimum-bid-price requirement for obtaining a listing of its common stock on the American Stock Exchange or the Nasdaq Capital Market, as the case may be. However, there can be no assurance that the market price of the common stock will rise to or maintain any particular level or that the Company will at any time or at all times be able to meet the minimum-bid-price and other requirements for obtaining a listing of its common stock on the American Stock Exchange or the Nasdaq Capital Market and for maintaining such a listing.

Accordingly, the total market capitalization of the Company’s common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

If the reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.

Impact of the Proposed Reverse Stock Split if Implemented

If approved and effected, the reverse stock split will be implemented simultaneously for all of the Company’s common stock and the ratio will be the same for all of the Company’s common stock. The reverse stock split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split would otherwise result in any of the Company’s shareholder’s owning a fractional share. As described below, Company shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split shareholders to the extent there are presently shareholders who would otherwise receive less than one share of the Company’s common stock after the reverse stock split. In addition, the reverse stock split will not affect any shareholder’s percentage ownership or proportionate voting power (subject to the treatment of fractional shares). However, because the number of authorized shares of the Company’s common stock will not be reduced, the reverse stock split will increase the Board of Directors’ ability to issue authorized and unissued shares without further shareholder action. Such shares could be used for employee incentivization, acquisitions, future equity financings, or any other proper corporate purpose.

The principal effect of the reverse stock split will be that:

•

The number of shares of the Company’s common stock issued and outstanding will be reduced from approximately 330 million shares to a range of approximately 22 million to 165 million shares, depending on the reverse stock split ratio determined by the Board of Directors. The following table reflects the number of shares of common stock that would be outstanding as a result of the alternative reverse stock split ratios described in this Proposal 2, based on [330,564,049] shares of common stock outstanding as of the Record Date for the 2006 Annual Meeting of Shareholders.

Proposed Reverse Stock Split Ratio	Shares of Common Stock to be Outstanding

1 for 15	[22,037,603	]
1 for 10	[33,056,404	]
1 for 5	[66,112,809	]
1 for 4	[82,641,012	]
1 for 3	[110,188,016	]
1 for 2	[165,282,024	]

•

Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and restricted stock unit awards entitling the holders to purchase or receive shares of the Company’s common stock, which will result in approximately the same aggregate amount being required to be paid for such options and restricted stock unit awards as if exercised immediately preceding the reverse stock split;

•

The number of shares reserved for issuance under the Company’s 1998 Stock Option Plan and the 2005 Restricted Stock Unit Award Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors; and

•

The number of shares that may be issued upon the exercise of warrants to purchase the Company’s common stock will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors.

In addition, the reverse stock split will increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Shareholders; Payment for Fractional Shares

The total number of shares of the Company’s common stock each shareholder holds will be reclassified if the reverse stock split is implemented by the Board of Directors into the number of shares equal to the number of shares each shareholder held immediately before the reverse split, reduced in accordance with the exchange ratio selected by the Board of Directors. If the total number of shares a shareholder holds is not evenly divisible by the stock split ratio chosen by the Board of Directors, the shareholder will not receive a fractional share, but instead will receive cash in an amount equal to the fraction of a share that the shareholder otherwise would have been entitle to receive, multiplied by the average of the high bid and low asked prices of one share of the Company’s common stock, as reported by the OTCBB, for the ten business days immediately preceding the effective date of the reverse stock split for which transactions in the common stock are reported. The Company will appoint Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004-1123, telephone number: (212) 509-4000 to act as the Exchange Agent for holders of common stock in connection with the reverse split. The Company will deposit with the Exchange Agent, as soon as practicable after the effective date of the reverse split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the reverse split. The funds required to purchase the fractional share interests are available and will be paid from the Company’s cash reserves. The Company’s shareholder list shows that some of the outstanding common stock of the Company is registered in the name of clearing agencies and broker nominees. Because the Company does not know the number of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the reverse split or the total amount it will be required to pay for fractional share interests. However, the Company does not expect that the amount will be material.

As of the Record Date, the Company had approximately [800] holders of record of the Company’s common stock (although the Company had significantly more beneficial holders). The Company does not expect the reverse split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for Federal securities law purposes, either before or after the reverse split.

Effect on Acura Employees and Directors of Acura

The number of shares reserved for issuance under the Company’s 1998 Stock Option Plan and the 2005 Restricted Stock Unit Award Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options issued under the Company’s 1995 Stock Option Plan and the Company’s 1998 Stock Option Plan, and the exercise price for such options, or the number of shares issuable in satisfaction of restricted stock unit awards, will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

Effect on Registered and Beneficial Shareholders

Upon a reverse stock split, the Company intends to treat shareholders holding the Company’s common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company’s common stock in “street name.” However, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. Shareholders that hold shares of the Company’s common stock with a bank, broker or other nominee are encouraged to contact such nominee with any questions in this regard.

Effect on Registered “Book-entry” Shareholders

Our registered shareholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These shareholders will not have stock certificates evidencing their ownership of the Company’s common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders holding registered shares of common stock in book-entry form need not take any action to receive such shareholder’s post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. For such shareholders entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Shareholders entitled to a payment in lieu of any fractional share interest will be mailed a check to his registered address as soon as practicable after the effective date of the reverse split. By signing and cashing this check, such shareholder will warrant that he owned the shares for which he received a cash payment. This cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date of payment.

Effect on Registered Certificated Shares

Some of the Company’s registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form. Shareholders holding shares of common stock in certificate form will receive a transmittal letter from the Company’s Exchange Agent as soon as practicable after the effective date of the reverse stock split for use in transmitting the existing certificates representing shares of the Company’s common stock (the “Old Certificates”) to the Company’s Exchange Agent. The letter of transmittal will contain instructions for the surrender of the Old Certificates to the Company’s Exchange Agent in exchange for new certificates representing the appropriate number of whole shares of new common stock giving effect to the reverse stock split. No new stock certificates will be issued to any shareholder until such shareholder has surrendered all certificates, together with a properly completed and executed letter of transmittal, to the Company’s Exchange Agent. The shareholders will then receive a new certificate or certificates representing the number of whole shares of common stock into which their pre-reverse stock split shares have been converted as a result of the reverse stock split. Until surrendered, the Company will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which the shareholders are entitled.

If a shareholder is entitled to a payment in lieu of any fractional share interest, payment will be made as described above under the caption “Effect on Fractional Shareholders; Payment for Fractional Shares.”

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Effect on Legal Ability to Pay Dividends

The Company’s Board of Directors has not in the past declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and the Company is not in arrears on any dividends. The Company does not believe that the reverse split will have any effect with respect to future distributions, if any, to the Company’s shareholders.

Authorized Shares

The reverse stock split would affect all issued and outstanding shares of the Company’s common stock and outstanding rights to acquire the Company’s common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Company’s common stock that are not issued or outstanding will remain unchanged. However, due to the reduction in the number of outstanding shares as a result of the reverse stock split, the number of authorized shares will increase in relative terms after giving effect to the reverse stock split. As of October 5, 2006, the Company had 650 million shares of authorized common stock and approximately 330 million shares of common stock issued and outstanding. The Company will continue to have approximately 72 million shares of Preferred Stock available for issuance. Authorized but unissued shares will be available for issuance, and may be issued in the future. If the Company issues additional shares the ownership interest of holders of the Company’s common stock will be diluted.

Accounting Matters

The reverse stock split will not affect the par value of the Company’s common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Company’s common stock on its balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company’s common stock will be restated because there will be fewer shares of the Company’s common stock outstanding.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate the Company’s shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and shareholders a series of amendments to the Company’s Restated Certificate of Incorporation. Other than the proposal for the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Restated Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

Procedure for Effecting Reverse Stock Split

If the Company’s shareholders approve the proposal to authorize the reverse stock split and the Board of Directors decides to implement the reverse stock split at any time prior to [             , 2007], we will promptly file a Certificate of Amendment with the New York State, Department of State, Division of Corporations to amend the Company’s existing Restated Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is attached as Appendix B to this Proxy Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the New York State, Department of State, Division of Corporations and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including inserting the applicable ratio for the reverse stock split.

No Appraisal Rights

No appraisal rights are available under the Business Corporation Law of the State of New York or under the Company’s Restated Certificate of Incorporation or bylaws to any shareholder in connection with the reverse stock split. However, New York law requires that Company pay the fair value of fractional shares if a cash payment is to be made in lieu of issuing fractional shares.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, shareholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share of the Company’s common stock by a United States holder of the Company’s common stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date.

EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Vote Required and Recommendation of Board of Directors.

The affirmative vote of a majority of all outstanding shares of the Company’s common stock entitled to vote on this Proposal will be required for approval of this Proposal.

The Board of Directors recommends a vote “FOR” the Proposal to amend the Restated Certificate of Incorporation of the Company to effect a reverse stock split at one of the following six ratios: 1 for 15, 1 for 10, 1 for 5, 1 for 4, 1 for 3 or 1 for 2.

PROPOSAL 3
RATIFICATION OF AMENDMENT
TO THE COMPANY’S 1998 STOCK OPTION PLAN

On February 8, 2006, the Board of Directors of the Company amended the Company’s 1998 Stock Option Plan, as previously amended (the “1998 Plan”), to make the 1998 Plan compliant with Section 409A (“Section 409A”) of the Internal Revenue Code, as amended (the “Code”). A copy of the 1998 Plan, marked to show the amendments of February 8, 2006, for which ratification is sought, is set forth in Appendix C to this Proxy Statement. The amendment to the 1998 Plan is effective as of the date of adoption by the Board. The 1998 Plan allows for the grant of stock options to employees, officers, and consultants of the Company. Approximately 18 employees, officers and directors were eligible to participate in the 1998 Plan as of the date of this Proxy Statement.

The amendment makes the plan compliant with Section 409A by applying special exercisability rules for options issued with an exercise price below fair market value and other options that could be subject to Section 409A. As a result a participant in the Plan may vest in an option prior to the option becoming exercisable.

The Board of Directors believes that it would be in the best interests of the Company for the shareholders to ratify the amendment to the 1998 Plan to make the 1998 Plan compliant with Section 409A. Such amendment will ensure that those eligible to participate in the 1998 Plan do not suffer adverse tax consequences under Section 409A. If the Plan were not compliant with Section 409A, awards of certain options could result in, among other things, a 20% excise tax to affected optionees. See “Exercise of Options”, below.

The 1998 Plan is intended to assist the Company in securing and retaining key employees and directors by allowing them to participate in the ownership and growth of the Company through the grant of incentive stock options (“ISOs”), as defined in Section 422 of the Code, or non-qualified stock options to which Section 422 of the Code does not apply (collectively, the “Options”). The granting of Options serves as partial consideration for and gives key employees, directors and consultants an additional inducement to, remain in the service of the Company and will provide them with an increased incentive to work for the Company’s success.

The Company currently maintains a 1995 Stock Option Plan. See “Compensation of Executive Officers and Directors — Stock Option Plans.” As of the date of this Proxy Statement, ISO’s to purchase 312,510 shares and non-qualified options to purchase 66,390 shares were granted and outstanding under the 1995 Stock Option Plan, and options to purchase an aggregate of 140,460 shares had been exercised. In May, 2005 the 1995 Stock Option Plan expired and the remaining unissued shares allocated to the Plan were terminated.

As of the date of this Proxy Statement, stock options to purchase 18,616,095 shares of Common Stock had been granted and are outstanding under the 1998 Stock Option Plan. Of such option grants, 539,826 are ISOs and 18,076,269 are non-qualified options. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is approximately $0.23. As of the date of this Proxy Statement, options to purchase an aggregate of 457,250 shares of Common Stock had been exercised under the 1998 Plan and 926,655 shares remained available for the grant of Options under the 1998 Plan.

The following discussion of the principal features and effects of the 1998 Plan, as amended, is qualified in its entirety by reference to the text of the 1998 Plan, as amended, set forth in Appendix C attached hereto.

Administration

The 1998 Plan is administered by the Board of Directors. The Board of Directors selects the employees, directors and consultants to be granted Options under the 1998 Plan and, subject to the provisions of the 1998 Plan, determines the terms and conditions and number of shares subject to each Option.

Shares Subject to the 1998 Plan

The 1998 Plan authorizes the granting of either ISOs or non-qualified stock options to purchase in the aggregate up to 20,00,000 shares of the Company’s Common Stock. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of the Company’s Common Stock. Shares of the Company’s Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted under the 1998 Plan will be restored to the number of shares available for issuance under the 1998 Plan. As of the date of this Proxy Statement 926,655 shares of common stock remain available for the grant of Options under the 1998 Plan.

Eligibility

Any employee of the Company or any subsidiary of the Company shall be eligible to receive ISOs and non-qualified stock options under the 1998 Plan. Non-qualified stock options may be granted to employees as well as non-employee directors and consultants of the Company under the 1998 Plan as determined by the Board. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (i) specify whether the Option is an ISO or a non-qualified stock option and (ii) incorporate such other terms and conditions as the Board of Directors acting in its absolute discretion deems consistent with the terms of the 1998 Plan, including, without limitation, a restriction on the number of shares of Common Stock subject to the Option which first become exercisable during any calendar year.

To the extent that the aggregate fair market value of the Common Stock of the Company underlying a grant of ISOs (determined as of the date such an ISO is granted), which first become exercisable in any calendar year, exceeds $100,000, such Options shall be treated as non-qualified stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

Not more than 8,750,000 shares may be subject to an Option award made to an individual in any calendar year.

Exercise Price of Options

Upon the grant of an Option to an employee, director or consultant of the Company, the Board will fix the number of shares of the Company’s Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The Option exercise price for ISOs shall not be less than the fair market value of the Common Stock at the time the Option is granted, except that the Option exercise price shall be at least 110% of the fair market value where the Option is granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary. Under the terms of the 1998 Plan, the aggregate fair market value of the stock (determined at the time the Option is granted) with respect to which ISOs are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. The Option exercise price for non-qualified stock options granted under the 1998 Plan may be less than the fair market value of the Company’s Common Stock (“Discounted Options”). “Fair market value” is determined by the Board based on the average of the closing bid and asked price of the Common Stock on the OTC Bulletin Board. On September 29, 2006, the average of the closing bid and asked price of the Company’s Common Stock, as reported by the OTC Bulletin Board, was approximately $0.66.

Terms

All Options available to be granted under the 1998 Plan must be granted by April 16, 2008. The Board will determine the actual term of the Options but no Option will be exercisable after the expiration of 10 years from the date of grant. No ISO granted to an employee who owns more than 10% of the combined voting power of all the outstanding classes of stock in the Company may be exercised after five years from the date of grant.

The Options granted pursuant to the 1998 Plan shall not be transferable except (i) by will or the laws of descent and distribution and (ii) non-qualified options may be transferred in limited circumstances to immediate family members and family limited partnerships, with the consent of the Board.

Exercise of Options

Options granted to employees, directors or consultants under the 1998 Plan may be exercised during the optionee’s lifetime only by the optionee during his employment or service with the Company or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code. Options may be exercised by the optionee’s estate, or by any person who acquired the right to exercise such Option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee’s death. If such Option shall by its terms expire sooner, such Option shall not be extended as a result of the optionee’s death.

The consideration to be paid to the Company upon exercise of an Option may consist of any combination of cash, checks, promissory notes, shares of Common Stock, and/or any other forms of consideration permitted under New York law and approved by the Board of Directors. With the exception of the consideration received by the Company upon the exercise of Options granted under the 1998 Plan, no consideration is received by the Company for the granting or extension of any Options.

As a result of Section 409A, Discounted Options, and other Options that the Board determines will be subject to Section 409A (subject to certain exceptions, Options with an Option exercise price equal to fair market value on the date of grant are generally not subject to Section 409A) will be subject to special exercisability rules. Generally, they may become exercisable only upon one or more of the following events:

(i) the optionee’s separation from service (or six moths thereafter for certain specified employees),

(ii) the date the optionee becomes disabled (as defined in Treasury regulations),

(iii) the optionee’s death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the Option grant agreement at the date of the grant of the Option,

(v) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi) the occurrence of an unforeseeable emergency (as defined in the Treasury Regulations) with respect to the optionee.

Exercisability is distinct from vesting, as Options may be fully vested, although not yet exercisable.

Federal Income Tax Consequences Relating to Incentive Stock Options

Certain Options granted under the 1998 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Set forth below is a discussion of all relevant Federal income tax consequences to participants and the Company of incentive stock options granted under the 1998 Plan.

An employee to whom an incentive stock option is granted pursuant to the 1998 Plan will not recognize any compensation income at the time an incentive stock option is granted or at the time an incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the Common Stock exceeds the Option exercise price will be included as a positive adjustment in the calculation of the optionee’s alternative minimum taxable income in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 28% (26% of alternative minimum tax income below certain amounts) of the individual’s alternative minimum tax income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. If the optionee incurs minimum tax in the year of exercise, however, he should qualify for the credit for prior year maximum tax liability in the first future year he has regular tax liability.

In general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the incentive stock option will have any tax consequences to the Company. However, the Company will generally be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by an optionee, including as a result of a disqualifying disposition of the Common Stock acquired under the incentive stock option (discussed in the following paragraph), at the same time that the optionee recognizes ordinary income compensation.

In order to obtain incentive stock option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the Option, the sale (or other disposition) must not occur within two years from the date the Option was granted nor within one year after the issuance of such shares upon exercise of the Option (the “incentive stock option holding period requirements”). If the incentive stock option holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an Option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the Option. Alternatively, if the incentive stock option holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, the optionee generally will recognize income taxable as compensation (and the Company will recognize a compensation deduction) in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option and (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the Option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to income from the sale of a capital asset and taxed accordingly.

Federal Income Tax Consequences Relating to Non-Qualified Stock Options

The non-qualified stock options which may be granted under the 1998 Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Set forth below is a discussion of all relevant Federal income tax consequences to participants and the Company of non-qualified stock options granted under the 1998 Plan.

An individual to whom a non-qualified stock option is granted pursuant to the 1998 Plan will generally not recognize any compensation income, and the Company will not realize any compensation deduction, at the time the non-qualified stock option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and the Company will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option.

The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his gross income as compensation income. The holding period for the shares will commence on the date of exercise.

On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, any gain realized on such sale or disposition would give rise to income from the sale of a capital asset and taxed accordingly.

Section 162(m) of the Internal Revenue Code generally disallows a public corporation’s tax deduction for compensation to its Chief Executive Officer or any of its four other most highly compensated officers in excess of $1,000,000 within a year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company’s 1998 Plan has a limit of 8,750,000 Options that may be granted to an individual in any calendar year. Stock options granted to the Company’s Chief Executive Officer and next four highest compensated officers having an exercise price at least equal to fair market value will be deemed “performance based” as provided in Section 162(m) of the Internal Revenue Code and not subject to the $1,000,000 deductibility cap. With respect to a stock options granted to the Company’s Chief Executive Officer and next four highest compensated officers having an exercise price less than the fair market value of the Company’s Common Stock at the date of grant, the compensation expense resulting from the exercise of any such stock options will not qualify as a “performance based” compensation under the requirements of Section 162(m) of the Internal Revenue Code and will be subject to the $1,000,000 deductibility cap.

On September 29, 2006, the average of the closing bid and ask price of the Company’s Common Stock was $0.66 per share.

Amendments and Discontinuance of the 1998 Plan

The 1998 Plan can be amended, suspended or terminated at any time by action of the Company’s Board of Directors, except that no amendment to the 1998 Plan can be made without prior shareholder approval where such amendment would result in (i) any material increase in the total number of shares of Common Stock subject to the 1998 Plan, (ii) any change in the class of eligible participants for Options under the 1998 Plan, (iii) any material increase in the benefits accruing to participants under the 1998 Plan, or (iv) shareholder approval being required for continued compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Board may amend the Plan to comply with Section 409A.

Vote Required

The majority of the Votes Cast at the Meeting is required for the ratification of the amendment to the 1998 Plan.

Pursuant to a voting agreement dated as of December 22, 2005 between the Company and GCE Holdings LLC, GCE Holdings LLC, a beneficial owner of approximately 78% of the Company’s voting Common Stock, has agreed to vote all of its shares of Common Stock in favor of ratification of the amendment to the 1998 Stock Option Plan (this Proposal 3) at the Company’s first annual meeting following December 22. 2005. The agreement also applies to transferees of GCE Holdings LLC. As a result this Proposal 3 is assured of passage.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the amendment to the 1998 Plan.

PROPOSAL 4
RATIFICATION OF ADOPTION OF THE COMPANY’S
2005 RESTRICTED STOCK UNIT AWARD PLAN

The Company’s 2005 Restricted Stock Unit Award Plan (the “RSU Plan”) was adopted by the Company’s Board of Directors on December 22, 2005. The RSU Plan was amended by the Board of Directors on [             , 2006], to allow for transfer of Restricted Stock Units (“RSUs”) granted under the RSU Plan under limited circumstances, subject to Board approval. A RSU represents the right to receive (upon payment of $0.01 par value per share) a share of the Company’s Common Stock at a designated time or upon designated events. While the Board does not believe shareholder ratification is required, the Board is seeking shareholder ratification of the RSU Plan. If the RSU Plan is not ratified, the Company will continue to take the position that no shareholder approval is required for the RSU Plan. A copy of the RSU Plan, as amended, is set forth in Appendix D to this Proxy Statement.

Currently Outstanding RSUs. The maximum aggregate number of shares which may be subject to RSUs granted under the RSU Plan is Thirty Million (30,000,000) shares of authorized, but unissued, or reacquired Common Stock. (See “Adjustments Upon Changes in Capitalization or Merger” below.) As of the date of this Proxy Statement, Restricted Stock Units underlying 29,500,000 shares of Common Stock have been granted under the RSU Plan, leaving a balance of 500,000 shares available for award under the RSU Plan. If an RSU should expire or become forfeited for any reason without the underlying shares of Common Stock subject to such RSU having been distributed, the underlying shares shall, unless the RSU Plan shall have been terminated, become available for further grant under the RSU Plan. Unless terminated earlier by the Board of Directors, the RSU Plan terminates when all matters relating to RSUs and the administration of the RSU Plan have been completed and all shares of Common Stock underlying outstanding RSUs have been distributed in accordance with the RSU Plan. The RSU Plan allows for amendment by the Board of Directors.

Purpose. The RSU Plan is intended to assist the Company in securing and retaining key employees and directors by allowing them to participate in the ownership and growth of the Company through the RSUs. The granting of RSUs serves as partial consideration for and give key employees, directors and consultants an additional inducement to, remain in the service of the Company and will provide them with an increased incentive to work for the Company’s success.

The following discussion of the principal features and effects of the RSU Plan, is qualified in its entirety by reference to the text of the RSU Plan, set forth in Appendix D attached hereto.

Administration

The RSU Plan is administered by the Company’s Board of Directors, or at the election of the Board, a Committee comprised of not less than two members of the Board, each of whom must be Non-Employee Directors as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act (the “Committee”). At present, the RSU Plan is administered by the Board of Directors.

Powers of the Board/Committee. The Board/Committee has the authority, subject to the provisions of the RSU Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the RSU Plan and make all determinations relating to the RSU Plan as it may deem necessary or advisable. The Board/Committee also has the authority, subject to the provisions of the RSU Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. In the administration of the RSU Plan with respect to Non-Employee Directors, the Board has all of the authority and discretion otherwise granted to the Committee with respect to the administration of the RSU Plan.

All decisions, determinations and interpretations of the Board/Committee are binding and conclusive on participants in the RSU Plan and on their legal representatives and beneficiaries.

Director Participation in the RSU Plan. Non-Employee Directors are eligible to receive RSU grants under the RSU Plan.

RSU Plan Eligibility

RSUs may be granted to any of the Company’s Non-Employee Directors, any of the Company’s employees or any employees of any of the Company’s subsidiary corporations, including officers (collectively, “Eligible Participants”). As of the date of this Proxy Statement all of the Company’s 13 full-time employees and two Non-

Employee Directors of the Company were participants (“Participants”) in the RSU Plan. Any Eligible Participant who has been granted an RSU may be granted additional RSUs.

The RSU Plan does not confer any rights upon any Participant with respect to continuation of employment or service as an employee or a Non-Employee Director.

Terms

RSU Award Agreement. Each RSU granted under the RSU Plan is evidenced by a written award agreement (“RSU Award Agreement”), which contains the terms and conditions of the specific RSU granted.

Vesting of RSUs. RSUs generally vest as set forth in the RSU Award Agreement.

In addition, unless expressly provided otherwise in the RSU Award Agreement, each RSU immediately vests and is nonforfeitable to the Participant upon the occurrence of any of the following events:

(1) a Participant’s service as an employee of the Company is terminated by the Company without Cause (as defined) or due to the Participant’s death or disability (as defined), or in the case of a Non-Employee Director, upon the Participant’s death or Disability or if the Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or

(2) a Change in Control (as defined in the RSU Plan)

Accelerated vesting does not directly translate into accelerated distribution of shares, subject to an RSU Award. For instance if the Company terminates an employee’s employment without cause, such employee’s RSUs will immediately vest (unless otherwise provided in the RSU Award Agreement) but, absent a Change in Control he will not commence to receive the shares underlying his RSU award until 2011.

Distribution of Shares Underlying RSUs. Absent a Change of Control, one-fourth of the shares of common stock underlying an RSU will be distributed under vested RSUs (after payment of $0.01 par value per share) on January 1st of each of 2011, 2012, 2013 and 2014. If a Change of Control occurs (whether prior to or after 2011), all vested shares of Common Stock underlying an RSU (after payment of $0.01 per share par value) will be distributed by the Company to the holder of the RSU at or about the time of the Change in Control. No dividends accrue on shares of Common Stock underlying RSUs prior to distribution. Participants need not be employees or directors of the Company on a distribution date. A Change in Control for distribution purposes is generally the same as a Change in Control for vesting purposes, except that in order to have a Change in Control for distribution purposes, a change in control qualifying under Section 409A of the Code must occur.

Non-Transferability of RSUs. RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the Participant other than by will or by the laws of descent or distribution and to (i) the spouse, children or grandchildren of the awardee (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee). A married Participant may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Termination of Status as an Employee or Non-Employee Director. See “Vesting of RSU’s above” for a discussion of vesting upon termination of employment or service as a Non-Employee Director.

Dividend and Voting Rights. Unless other provided in an RSU Award Agreement, Participants have no dividend rights and no voting rights with respect to the shares underlying RSUs until the RSUs settle in shares of Common Stock.

Amendment and Termination of the RSU Plan

The Board, without shareholder approval, may amend or terminate the RSU Plan from time to time in such respects as the Board may deem advisable; provided that, the Board may seek shareholder ratification if it deems such ratification advisable.

Adjustments upon Changes in Capitalization or Merger

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction with respect to the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities or property) that thereafter may be made the subject of RSUs, (b) the number, amount and type of shares of Common Stock (or other securities or property) payable with respect to RSUs, and (c) the number and type of RSUs (both credited and vested) under the RSU Plan.

Tax Status of the RSU Plan

The following is a summary of the effect of Federal income tax consequences to the holders of RSUs and the Company with respect to the grant of RSUs and the purchase and sale of shares under the RSU Plan. The following summary does not purport to be complete, and reference is made to the applicable provisions of the Code. The summary does not address other taxes that may affect recipients of RSUs such as state and local income taxes, Federal and state estate, inheritance and gift taxes and foreign taxes.

Tax Treatment of RSUs. A holder will not recognize any taxable income at the time an RSU is granted. Upon distribution of shares of Common Stock underlying an RSU (“Shares”), a holder, will recognize ordinary income for federal tax purposes equal to the difference, if any, between the then fair market value of the Shares and the $0.01 par value of the Common Stock, which the holder must pay for each Share. Upon a resale of the Shares acquired pursuant to a distribution under an RSU, any difference between the sale price and the holder’s tax basis in the Shares (as described below) will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months. Upon distribution of Shares underlying RSUs, a holder must pay state and federal withholding taxes on the difference between fair market value and the $0.01 par value per share and must also pay the Medicare portion of the FICA tax on the holder’s total compensation and the Social Security portion of FICA taxes on such income to the extent that such holder’s total compensation does not exceed the FICA wage base.

The Company receives no tax deduction on the grant of an RSU, but is entitled to a tax deduction when the RSU holder recognizes taxable income on the settlement of the RSU, in the same amount as the income recognized by the holder of the RSU.

Section 162(m) Disallowance. Under Section 162(m) of the Code, the Company may not be able to deduct remuneration paid to certain executives (the CEO and the four next most highly compensated executives) in excess of $1 million dollars in a single tax year. To the extent the value of the Shares distributed to such person in a tax year in settlement of the RSUs together with other consideration paid to such person exceed $1 million, the Company may not be able to deduct such amounts.

Excess Parachute Payments. Under Section 280G and 4999 of the Code, compensatory payments to employees or other individuals who perform services for a corporation and who are officers, highly-compensated individuals or significant stockholders of the corporation may be treated as “excess parachute payments,” if the payments are contingent on a change in control of the corporation and exceed threshold amounts specified in the Code. Payments are not considered parachute payments if the taxpayer can show by clear and convincing evidence that they constitute reasonable compensation for personal services to be performed after the change in control or that they otherwise are not contingent on the change in control. The value of any accelerated vesting of an RSU is considered a compensatory payment for this purpose. The Treasury regulations under Section 280G provide that, with respect to the acceleration of vesting of shares, the amount treated as contingent on a change in control of the Company is the sum of (a) the increase in the present value resulting from the acceleration of vesting (the “Time Value Component”) plus (b) an amount that reflects the elimination of the obligation to perform services in order to continue vesting (the “Forfeiture Risk Component”). With respect to each unvested share or RSU, the Time Value Component equals the excess of (a) the value of the share or RSU on the accelerated vesting date divided by (b) the discounted present value of the share or RSU on its original vesting date (assuming that the fair market value of the underlying stock does not change). The present value generally is discounted based on an interest rate equal to 120% of the applicable federal rate (as defined in the Code) in effect on the date of the change in control. The Treasury regulations provide that the value of the Forfeiture Risk Component is 1% of the value of the payment for each full calendar month during which the RSU holder no longer needs to perform services in order to vest in the shares underlying the RSU. Excess parachute payments are not deductible by the Company and the recipient must pay a nondeductible excise tax equal to 20% of the excess parachute payments (in addition to regular income taxes on such payments). Further, the Company may have a withholding and reporting obligation, depending on the type of payment.

Section 409A. The RSUs are subject to Section 409A of the Code. RSUs granted under the RSU Plan are intended to comply with the provisions of that Section with respect to deferred compensation. If the RSU Plan did not comply with the provisions of 409A, among other things, compensation under the RSU Plan would be subject to a 20% excise tax.

RSU Awards

The following table lists the RSUs awarded under the RSU Plan. Of the 30 million shares available for RSUs under the Plan, RSUs for 29,5000,000 shares have been awarded as of the date of this Proxy Statement.

New Plan Benefits

2005 Restricted Stock Unit Award Plan

Name and Position	Dollar Value(3)	Number of Units

Andrew D. Reddick, President and Chief Executive Officer	$2,660,625	8,250,000	(1)
Ron J. Spivey, Senior Vice President and Chief Scientific Officer	$2,128,500	6,600,000	(1)
Peter A. Clemens, Senior Vice President and Chief Financial Officer and Secretary	$1,122,000	4,400,000	(1)
Robert A. Seiser, Vice President, Corporate Controller and Treasurer	$532,125	1,650,000	(1)
James F. Emigh, Vice President of Marketing and Administration	$443,438	1,375,000	(1)
Executive Group	$6,886,688	22,275,000	(1)
Non-Executive Director Group	$645,000	2,000,000	(2)
Non-Executive Officer Employee Group	$1,685,062	5,225,000	(1)

——————

(1)

RSUs vest one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007.

(2)

RSUs vest as follows: 38.89% units vest upon issuance and 2.7778% of such units vest on the first day of each month beginning March 1, 2006 and ending December 1, 2007.

(3)

Based on the average of the closing bid and asked prices of the Company’s Common Stock on December 22, 2005, the date of award of RSUs to the Company’s executive officers and employees, of $0.3325 less the exercise price of $0.01.

Vote Required

The majority of Votes Cast at the Meeting is required for the ratification of the adoption of the RSU Plan.

Pursuant to a voting agreement dated as of December 22, 2005 between the Company and GCE Holdings LLC, GCE Holdings LLC, a beneficial owner of approximately 78% of the Company’s voting Common Stock has agreed to vote all of its shares of Common Stock, in favor of ratification of the adoption of the 2005 Restricted Stock Unit Award Plan (and any amendments thereto) at the Company’s first annual meeting following December 22. 2005. The agreement also applies to transferees of GCE Holdings LLC. As a result this Proposal 4 is assured of passage.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the adoption of the RSU Plan.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

There will also be submitted for consideration and voting at the Meeting, the ratification of the appointment by the Company’s Board of Directors of BDO Seidman, LLP as its independent registered public accounting firm for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2006. The Board of Directors of the Company selected and approved the accounting firm of BDO Seidman, LLP as its independent registered public accounting firm to audit and report upon the Company’s financial statements for each of the fiscal years ended December 31, 2004 and 2005. BDO Seidman, LLP has no direct or indirect financial interest in the Company.

Representatives of BDO Seidman, LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

The fees billed by BDO Seidman, LLP in 2005 and 2004 were as follows:

BDO Seidman, LLP	2005	2004

Audit Fees	$67,867	$45,613
Audit-Related Fees	$7,480	—
Total Audit and Audit-Related Fees	$75,347	$45,613
Tax Fees	$28,000	—
All Other Fees	—	—
Total for BDO Seidman, LLP	$103,347	$45,613

Audit Fees include professional services rendered in connection with the annual audits of the Company’s financial statements, and the review of the financial statements included in the Company’s Forms 10-Q for the related annual periods. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with Securities and Exchange Commission registration statements or other documents filed with the Securities and Exchange Commission.

Audit-Related Fees include the audits of employee benefit plans and accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees include tax compliance, tax advice and tax planning services. These services related to the preparation of various state and federal tax returns.

Prior Accountant

On October 21, 2004 the Company notified Grant Thornton LLP (“Grant Thornton”) of its decision to dismiss Grant Thornton as its independent auditor. BDO Seidman, LLP was selected to replace Grant Thornton as the Company’s independent auditor for the fiscal year ended December 31, 2004. The decision to dismiss Grant Thornton and to select BDO Seidman, LLP which was made primarily to reduce the cost of compliance with SEC accounting rules, was approved by the Company’s Audit Committee of the Board of Directors effective October 21, 2004 and subsequently approved by the Company’s Board of Directors with an effective date of October 22, 2004.

During the two fiscal years immediately preceding the removal of Grant Thornton and during the subsequent interim period from January 1, 2004 through October 21, 2004, the Company did not have any disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Grant Thornton’s satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the Company’s two fiscal years immediately preceding the removal of Grant Thornton and during the subsequent interim period from January 1, 2004 through October 21, 2004, there were no “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v).

During the two fiscal years immediately preceding the removal of Grant Thornton and any subsequent interim period, neither the Company nor someone acting on the Company’s behalf consulted BDO Seidman, LLP regarding (i) the application of accounting principles to a specified transaction either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv)), or a “reportable event” (as defined in Regulation S-K, Item 304(a)(1)(v)).

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with policies of the Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit and audit-related, tax and other services provided by BDO Seidman, LLP in fiscal years 2004 and 2005 and related fees (as described in the captions above) were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) was composed of three directors during 2005 and operates under a written charter adopted by the Board of Directors. The written charter is attached to this Proxy Statement as Appendix A. Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and the Company’s independent public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the Company’s independent public accountants. The Audit Committee discussed with the independent public accountants matters required to be discussed by Statement of Auditing Standards Numbers 90 and 61 (communication with Audit Committees). The Company’s independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standard No. 1 (independent discussions with Audit Committee), and the Audit Committee discussed with the independent public accountants that firm’s independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditor’s independence.

Based upon the Audit Committee’s discussions with Management and the independent public accountants and the Audit Committee’s review of the representation of Management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

The foregoing has been approved by all members of the Audit Committee.

William A. Sumner (Chairman)
Bruce F. Wesson
Immanuel Thangaraj

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Seidman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Vote Required

A majority of the Votes Cast at the Meeting is required to ratify the appointment of BDO Seidman, LLP as independent registered accounting firm for the fiscal year ending December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock, as of October 5, 2006, for individuals or entities in the following categories: (i) each of the Company’s Directors and nominees for Directors; (ii) the Chief Executive Officer and the next four highest paid executive officers of the Company whose total annual compensation for 2005 exceeded $100,000 (the “named executive officers”); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

Name of Beneficial Owner	Amount Owned		Percent of Class(1)

GCE Holdings LLC, c/o Galen Partners III, L.P. 610 Fifth Ave., 5th Floor, New York, New York 10020	256,325,501	(2)	77.5%
Andrew D. Reddick	8,750,000	(3)	2.6%
Ron J. Spivey	7,000,000	(4)	2.1%
William G. Skelly	401,000	(5)	*
Bruce F. Wesson	—	(2)	*
William A. Sumner	250,000	(6)	*
Peter A. Clemens	1,127,823	(7)	*
Richard Markham	—	(2)	*
Immanuel Thangaraj	—	(2)	*
Robert A. Seiser	275,250	(8)	*
James F. Emigh	320,250	(9)	*
All Directors and Officers as a Group (10 persons)	18,124,323	(10)	5.2%

——————

*

Represents less than 1% of the outstanding shares of the Company’s Common Stock.

(1)

Shows percentage ownership assuming (i) such party converts all of its currently convertible securities or securities convertible within 60 days of October 5, 2006 into the Company’s common stock, and (ii) no other Company securityholder converts any of its convertible securities. Percentages are based on 330,564,049 shares outstanding on October 5, 2006.

(2)

GCE Holdings LLC, a Delaware limited liability company, is the assignee of all of the Company’s Preferred Stock (prior to its conversion into common stock) formerly held by each of Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. (collectively, “Galen”), Care Capital Investments II, LP, Care Capital Offshore Investments II, LP (collectively, “Care Capital”) and Essex Woodlands Health Ventures V, L.P. (“Essex”). Galen, Care Capital and Essex own 43%, 27% and 30%, respectively, of the membership interests in GCE Holdings LLC. The following natural persons exercise voting, investment and dispositive rights over the Company’s securities held of record by GCE Holdings LLC: (i) Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P., William Grant, Bruce F. Wesson, L. John Wilkenson, David W. Jahns and Zubeen Shroff; and (ii) Care Capital Investments II, LP and Care Capital Offshore Investments II, LP, Jan Leschly, Jerry Karabelas, Richard Markham, and David Ramsay; and (iii) Essex Woodlands Health Ventures V, L.P., Immanuel Thangaraj.

(3)

Includes 8,750,000 shares subject to currently exercisable stock options. Excludes 8,250,000 restricted stock unit awards (“RSUs”) granted to Mr. Reddick. Mr. Reddick has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Award Plan.

(4)

Includes 7,000,000 shares subject to currently exercisable stock options. Excludes 6,600,000 RSUs granted to Dr. Spivey. Dr. Spivey has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Award Plan.

(5)

Includes 390,000 shares subject to currently exercisable stock options. Excludes 1,000,000 RSUs granted to Mr. Skelly. Mr. Skelly has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of the Company’s 2005 Restricted Stock Unit Award Plan.

(6)

Includes 250,000 shares subject to currently exercisable stock options. Excludes 1,000,000 RSUs granted to Mr. Sumner. Mr. Sumner has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of the Company’s 2005 Restricted Stock Unit Award Plan.

(7)

Includes 812,500 shares subject to currently exercisable stock options. Excludes 4,400,000 RSUs granted to Mr. Clemens. Mr. Clemens has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Award Plan.

(8)

Includes 275,250 shares subject to currently exercisable stock options. Excludes 1,650,000 RSUs granted to Mr. Seiser. Mr. Seiser has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Award Plan.

(9)

Includes 275,250 shares subject to currently exercisable stock options. Excludes 1,375,000 RSUs granted to Mr. Emigh. Mr. Emigh has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Award Plan.

(10)

Includes 17,753,000 shares which Directors and executive officers have the right to acquire within 60 days of October 5, 2006 through exercise of outstanding stock options.

GENERAL

Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. The Company does not expect to pay any compensation for the solicitation of proxies.

A copy of the Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission, accompanies this Proxy Statement. Upon written request, the Company will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067, Attention: Mr. Peter A. Clemens, Senior Vice President and Chief Financial Officer Telephone (847) 705-7709.

All properly executed proxies delivered pursuant to this solicitation by the Company and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to (i) voting on the authorization to grant the Board of Directors authority to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split at one of six ratios; (ii) voting on the ratification to the amendment to the Company’s 1998 Stock Option Plan, (iii) voting on the ratification of the adoption of the Company’s 2005 Restricted Stock Unit Award Plan; and (iv) the ratification of the Company’s independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on each of such proposals. Shareholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, FOR the grant to the Board of Directors the authority to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split at one of six ratios, FOR the ratification of the amendment to the Company’s 1998 Stock Option Plan, FOR the ratification of the adoption of the Company’s 2005 Restricted Stock Unit Award Plan and FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2006.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2007 Annual Meeting of Shareholders must be received by the Company on or before               , 2007 [120 days before date of this year’s proxy statement] in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting.

Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2007 annual meeting is                       (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, the Company’s proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2007 Annual Meeting of Shareholders.

By Order of the Board of Directors

PETER A. CLEMENS,
Secretary

[                      ], 2006

Appendix A

ACURA PHARMACEUTICALS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

It is the objective of the Audit Committee of the Board of Directors of ACURA PHARMACEUTICALS, INC. to provide assistance to the corporate directors in fulfilling fiduciary responsibilities relating to internal controls, corporate accounting, auditing and financial reporting practices.

Members

The Audit Committee of the Board of Directors shall consist of at least three directors who shall be elected annually by the Board. The members should be independent of senior management and the operating executives and free from any relationship that might in the opinion of the Board of Directors be considered a conflict of interest. One of the members shall be designated Chairman by the Board.

Responsibilities and Limitations

•

Selection, approval, oversight and retention of the independent accountants to be selected by Acura Pharmaceuticals Inc. as its independent auditors, subject to ratification by the Company’s shareholders. Such appointment shall include the review and approval of the proposed fees of the independent accountant and require that the independent accountant report directly to the Committee.

•

Pre-approval all audit and permissible non-audit services provided by the independent accountants. Pre-approval shall be specific to a particular service or category of services, and may be made on a case-by-case basis. In assessing the pre- approval of services by the independent accountants, the Committee shall consider whether such services are consistent with the accountant’s independence, whether the service could enhance the Company’s ability to manage or control risk or improve audit quality, or such other factors as the Committee shall determine.

•

Meet with the independent auditors and Acura Pharmaceuticals Inc.’s financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and review the completed audit including any comments or recommendations of the independent accountants.

•

Evaluate with Acura Pharmaceuticals Inc.’s financial management and the independent accountants, together and separately, the adequacy and effectiveness of Acura Pharmaceuticals Inc.’s internal administrative, business process and accounting controls, and elicit any recommendations to correct any material weaknesses in such controls.

•

With general counsel, appropriate financial management, and the independent accounts review programs being maintained by management with respect to compliance with laws and regulations relating to financial matters.

•

Review Acura Pharmaceuticals Inc’s financial management function including the proposed audit plan for the coming year and the coordination of such plan with the external auditors and ascertain, through discussion with the independent accountants whether the scope and procedures of the plan are adequate to meet the objectives set forth in the Charter herewith presented.

•

Review with independent accountants those major accounting policy changes that could impact Acura Pharmaceuticals Inc.

•

The Audit Committee may investigate any matter within the scope of its duties or brought to its attention by employees or the Board of Directors, with the power to retain outside counsel and other advisors for this purpose. However, in no way is it intended that the Audit Committee shall alter the traditional roles and responsibilities of management and independent accountants with respect to internal administrative, business process and accounting controls and financial statement presentation.

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Meetings

•

The Committee will hold a minimum of four regular meetings per year, and additional meetings as the Chairman of the Audit Committee may deem necessary. In addition to the committee members, these meetings normally will be attended by representatives of the independent accountants, and by the Vice President and Chief Financial Officer. The principal financial officers as well as the Chairman, the CEO and the President, may attend, except for portions of the meetings where their presence would be inappropriate, as determined by the Chairman. Minutes will be kept of all meetings.

/s/ WILLIAM A. SUMNER
William A. Sumner
Chairman, Audit Committee of The Board of Directors

A-2

Appendix B

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF
INCORPORATION OF
ACURA PHARMACEUTICALS, INC.

Under Section 805 of the Business Corporation Law

WE, THE UNDERSIGNED, Andrew D. Reddick and Peter A. Clemens, being respectively the President and the Secretary of Acura Pharmaceuticals, Inc., hereby certify:

1. The name of the Corporation is Acura Pharmaceuticals, Inc.. The Corporation was originally incorporated under the name of Halsey Drug Co. Inc.

2. The Certificate of Incorporation was filed by the Department of State on April 10, 1935 and has been amended at various times by action of the Board of Directors and shareholders of the Corporation.

3. The Restated Certificate of Incorporation, is further amended as follows:

(a)

Article THIRD of the Restated Certificate of Incorporation, relating to the amount of authorized capital stock of the Corporation, is amended so that (i) every [ fifteen (15), ten (10), five (5), four (4), three (3) or two (2)] shares of the Corporation’s common stock, par value $0.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the Business Corporation Law of the State of New York (the “Effective Time”), will be automatically reclassified as and converted into one share of common stock, par value $0.01 per share. As of the Effective Time there are shares of Common Stock issued and outstanding, which will be reclassified into shares of Common Stock, thereby effecting a reduction of stated capital by $. To effect the foregoing, Article THIRD is hereby amended by replacing the paragraph preceding “Section 1. Preferred Stock.” with the following:

“THIRD: The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is 940,000,000 of which (A) 290,000,000 shares shall be Preferred Stock (the “Preferred”), and (B) 650,000,000 shares shall be Common Stock, $0.01 par value (the “Common”). Of the Preferred, 45,000,000 shares shall be designated Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred”), 25,000,000 shares shall be designated Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred”), 70,000,000 shares shall be designated Series C-1 Convertible Preferred Stock, $0.01 par value per share (the “Series C-1 Preferred”), 50,000,000 shares shall be designated Series C-2 Convertible Preferred Stock, $0.01 par value per share (the “Series C-2 Preferred”) and 100,000,000 shares shall be designated Series C-3 Convertible Preferred Stock, $0.01 par value per share (the “Series C-3 Preferred”). The Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred are sometimes referred to collectively as the “Series C Preferred”. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the Business Corporation Law of the State of New York (the “Effective Time”), every [fifteen, ten, five, four, three or two] shares of the Corporation’s common stock, par value $0.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $0.01 per share, of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the Company shall pay cash for such fractional interests as soon as practicable after the Effective Time on the basis of the average of the high bid and low asked prices of one share of the Company’s common stock, as reported by the OTC Bulletin Board, for the ten business days

B-1

immediately preceding the effective date of the reverse stock split for which transactions in the common stock are reported.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any factional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

The rights, preferences and privileges of and restrictions on the Series A Preferred, Series B Preferred, Series C Preferred and Common are as follows:”

4. The foregoing amendments to the Restated Certificate of Incorporation were authorized by the unanimous written consent of the Board of Directors followed by an affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, we have signed this certificate on the _____ day of ____________, and we affirm the statements contained herein as true under penalties of perjury.

President

Secretary

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Appendix C

1998 STOCK OPTION PLAN, AS AMENDED
CHANGES ARE MARKED
ACURA PHARMACEUTICALS, INC.
1998 STOCK OPTION PLAN(1)

1. Purposes. The Plan described herein, as amended and restated, shall be known as the “Acura Pharmaceuticals, Inc. 1998 Stock Option Plan” (the “Plan”). The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company or its Subsidiaries (as defined in Section 2 below) to whom Option’s may be granted under this Plan, and to promote the success of the Company’s business.

Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “Non-ISO’s,” at the discretion of the Board and as reflected in the terms of the written option agreement.

The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

2. Definitions. As used herein, the following definitions shall apply:

(a) “409A Award Agreement” has the meaning set forth in Section 24.1.

(b) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

({b}c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

({c}d) “Committee” shall mean the Committee appointed under Section 4(a) hereof.

({d}e) “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

({e}f) “Company” shall mean Acura Pharmaceuticals, Inc., a New York corporation.

({f}g) “Continuous Service or Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

——————

(1)

Amended by the Board of Directors on April 15, 1999 to increase the number of shares available for grant under the Plan from 2,600,000 shares to 3,600,000 shares. Ratified by the Company’s shareholders on August 19, 1999. Amended further by the Board of Directors on April 20, 2001 to increase the number of shares available for grant under the Plan from 3,600,000 shares to 8,100,000 shares. Ratified by the Company's shareholders on June 14, 2001. Amended further by the Board of Directors on August 26, 2003 to (i) increase the number of shares available for grant under the Plan from 8,100,000 shares to 12,000,000 shares, (ii) permit the grant of Non-ISO's at a per share price less than the fair market value of the Company’s Common Stock on the date of grant, and (iii) provide a maximum limit on options granted to any individual during any calendar year of 5,500,000 shares. Amended further by the Board of Directors on May 5, 2004 to (i) further increase the number of shares available for grant under the Plan from 12,000,000 to 20,000,000 shares, and (ii) increase the maximum limit on options granted to any individual during any calendar year to 8,750,000 shares. The Plan amendments approved by the Board on August 26, 2003 and May 5, 2004. Ratified by the Company’s shareholders on August 12, 2004. Amended further by the Board on February 8, 2006 to add Section 24 to comply with Section 409A of the Code.

NOTE:

Material that has been deleted throughout APPENDIX C appears within the following:  { }.

Added material is bolded and underlined.

({g}h) “Director” shall mean any person serving on the Board of Directors.

({h}i) “Employee” shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

({i}j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

({j}k) “Fair Market Value” shall mean (i) the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common Stock, as accurately reported for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (ii) if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

({k}l) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

({l}m) “Non-ISO” shall mean an Option to purchase stock which is not intended by the Committee to satisfy the requirements of Section 422 of the Code. A Non-ISO” shall also mean a non-qualified stock option.

({m}n) “Option” shall mean a stock option granted pursuant to the Plan.

({n}o) “Optioned Stock” shall mean the Common Stock subject to an Option.

({o}p) “Optionee” shall mean an Employee, Director or Consultant who receives an Option.

({p}q) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

({q}r) “Plan” shall mean this Acura Pharmaceuticals, Inc. 1998 Stock Option Plan, as amended from time to time.

({r}s) “Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

({s}t) “Section 409A Award” has the meaning set forth in Section 24.1.

(u) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

({t}v) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

({u}w) “Ten Percent Shareholder” shall mean a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a Subsidiary.

3. Stock Authorized.

Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is Twenty Million (20,000,000) shares of authorized, but unissued, or reacquired Common Stock. The maximum number of shares which may be subject to an Option granted in any calendar year shall not exceed 8,750,000 shares (subject to adjustment under Section 11 hereof consistent with Section 162(m) of the Code). If the shares that would be issued or transferred pursuant to any Options are not issued or transferred and ceased to be issuable or transferable for any reason, the number of shares subject to such Option will no longer be charged against a limitation provided for herein and may again be subject to Options. Notwithstanding the proceeding sentence, with respect to any Option granted to any individual who is a “covered employee” within the meaning of Section 162(m) of the Code that is cancelled, the number of shares subject to such Option shall continue to count against the maximum number of shares which may be the subject of Options granted to such individual. For purposes of the preceding sentence if, after grant, the exercise price of an Option is reduced, such reduction shall be treated as a cancellation of such Option and the grant of a new Option, and both the cancellation of the Option and the new Option shall reduce the maximum number of shares for which Options may be granted to the holder of such Option in a calendar year.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4. Administration.

(a) Procedure. The Company’s Board of Directors may appoint a Committee to administer the Plan which shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. A majority vote of the members of the Committee shall be required for all of its actions.

A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Non-ISO’s; (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the persons to whom (including, without limitation, members of the Committee) and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Subject to the provisions of this Plan and compliance with Rule 16b-3 of the Exchange Act, the Committee may grant options under this Plan to members of the Company’s Board of Directors, including members of the Committee, and in such regard may determine:

(i) the time at which any such Option shall be granted;

(ii) the number of Shares covered by any such Option;

(iii) the time or times at which, or the period during which, any such Option may be exercised or whether it may be exercised in whole or in installments;

(iv) the provisions of the agreement relating to any such Option; and

(v) the Option exercise price of Shares subject to an Option granted such Board member.

(d) Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. Eligibility. Incentive Stock Options may be granted only to Employees. Non-ISO’s may be granted to Employees as well as non-employee Directors and Consultants of the Company as determined by the Board or any Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted (determined as of the date such an Incentive Stock Option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO’s. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

6. Effective Date and Term of Plan. The effective date of this Plan (“Effective Date”) shall be the date it is adopted by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders or by the written consent of shareholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

Subject to the provisions of Section 13 hereof, no Option shall be granted under this Plan on or after the earlier of

(1) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

(2) the date on which all of the Common Stock reserved for issuance under Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

7. Term of Option. An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that, if any Employee, at any time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, state or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted him or her shall not be exercisable after the expiration of five (5) years from the date of grant or such earlier expiration as provided in the particular Option agreement.

8. Exercise Price and Consideration.

(a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-ISO, the per Share exercise price shall be determined by the Board on the date of grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of

(i) cash;

(ii) check;

(iii) promissory note, provided such promissory note shall be full recourse as to principal and interest and shall bear interest at the market rate, which market rate shall be equal to the rate of interest available to the Optionee in a third party arm’s-length loan transaction of similar nature and amount;

(iv) Shares of Common Stock having been held by the Optionee for at least six (6) months prior to being surrendered as consideration for the Shares to be issued upon exercise of an Option and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment; or

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted under New York law.

The Company shall be permitted to withhold shares to be issued under the Option to pay related income tax withholding requirements. The amount of such tax withholding shall be no greater than the applicable statutory withholding amount.

9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as an Employee, or Director or Consultant with Respect to Non-ISO’s. Non-ISO’s granted pursuant to the Plan may be exercised notwithstanding the termination of the Optionee’s status as an employee, a non-employee Director or a Consultant, except as provided in the Plan or as provided by the terms of the Stock Option Agreement.

(c) Termination of Service as an Employee with Respect to Incentive Stock Options. If the Continuous Service of any Employee terminates, he or she may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he or she ceases to be an Employee of the Company, exercise his or her Incentive Stock Option to the extent that he or she was entitled to exercise it as of the date of such termination. To the extent that he or she was not entitled to exercise the Incentive Stock Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Disability of Optionee. Notwithstanding the provisions of Section 9(c) above, subject to Section 24 hereof, in the event an Employee is unable to continue his or her Continued Service with the Company as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such disability. To the extent that he or she was not entitled to exercise the Option at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(e) Death of Optionee. In the event of the death of an Optionee:

(i) during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee, a Director or Consultant since the date of grant of the Option, the Option may be exercised, subject to Section 24 hereof, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, a Director or Consultant, subject to Section 24 hereof, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination; except in the case of a Non-ISO, as otherwise provided in any option agreement between the Company and the Optionee.

10. Transferability of Options.

(a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee only by the Optionee.

(b) The Committee may, in its discretion, authorize all or a portion of the Non-ISOs to be granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Non-ISO Stock Option Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, (z) subsequent transfers of transferred Options shall be prohibited except those made by will or by the laws of descent or distribution, and (zz) such transfer is approved in advance by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the rights of exercise under the Option, the term “Optionee” shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9 of the Plan and in the Stock Option Agreement.

11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may, in the exercise of its sole discretion in such instances, accelerate the vesting of all or any portion of Options then outstanding.

12. Time for Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, non-employee Director and Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13. Amendment and Termination of the Plan. (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

(i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

(ii) any change in the class of Employees which are eligible participants for Options under the Plan; or

(iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3.

(b) Shareholder Approval. Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Option Agreement. Options shall be evidenced by written Option agreements in such form as the Committee shall approve.

17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

18. Miscellaneous Provisions. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

19. Other Provisions. The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code if an Incentive Stock Option is intended to be granted.

20. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

21. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

22. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

23. Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and Directors of the Company or any Subsidiary.

24. Compliance with Section 409A of the Code

24.1. Options Subject to Code Section 409A. Notwithstanding anything to the contrary contained in the Plan, any Option that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Section 24, to the extent applicable. The Option agreement with respect to a Section 409A Award (the “409A Award Agreement”) shall incorporate the terms and conditions required by Section 409A of the Code and this Section 24.

24.2. Distributions under a Section 409A Award.

(a) Subject to subsection (b), any shares of Common Stock, cash or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i) the Optionee’s separation from service,

(ii) the date the Optionee becomes disabled,

(iii) the Optionee’s death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the 409A Award Agreement at the date of the deferral of such compensation,

(v) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary, or

(vi) the occurrence of an unforeseeable emergency with respect to the Optionee.

(b) In the case of an Optionee who is a specified employee, the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the expiration of the applicable holding period under Section 409A, if any, after the Optionee’s separation from service (or, if earlier, the date of the Optionee’s death). For purposes of this subsection (b), an Optionee shall be a specified employee if such Optionee is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c) The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Optionee’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d) For purposes of this Section 24, the terms specified herein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

24.3. Prohibition on Acceleration of Benefits. The time or schedule of any distribution or payment of any shares of Common Stock, cash or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

24.4. Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

25. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

{25} 26. Headings, Etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

{26} 27. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

Dated: {May 5, 2004} February 8, 2006

Appendix D

ACURA PHARMACEUTICALS, INC.
2005 RESTRICTED STOCK UNIT AWARD PLAN

1. General Description.

The Plan provides for grants of restricted stock units to employees and Non-Employee Directors of the Company and its Subsidiaries.

The purpose of the Plan is to attract, motivate and retain experienced and knowledgeable employees by offering additional stock based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company and to attract and retain qualified directors.

This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, in order to avoid compensation deferred under the Plan which is subject to Code Section 409A from being included in the gross income of Participants under Code Section 409A and the Plan shall be interpreted consistent with such intent.

2. Definitions.

The following definitions shall be applicable throughout the Plan:

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to termination of a Participant’s employment, or service as a Non-Employee Director, the occurrence of any one or more of the following:

(a) in the case of a (A) Non-Employee Director or (B) an employee where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award, or where there is such an agreement but the agreement does not define “cause” (or similar words), the finding by the Board or the Committee, in the exercise of good faith and reasonable judgment, that: (1) except in the case of a Non-Employee Director, Participant breached his or her employment or service contract or any other agreement (whether verbal or written) with the Company, (2) Participant has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, or proven dishonesty in the course of his or her employment or service with the Company; (3) Participant has been convicted of a felony; (4) Participant has committed gross negligence or willful misconduct in the course of his or her employment or service with the Company, or (5) Participant has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

(b) in the case of an employee where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award that defines “cause” (or similar words) the termination of an employment arrangement that is or would be deemed to be for “cause” (or similar words) as defined in such agreement.

“Change in Control – Plan” means in one or a series of related transactions any of the following: (a) the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Company or any Subsidiary of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than sixty-six and 2/3 percent (66.66%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (b) a reorganization, merger, consolidation, share exchange, recapitalization, business combination or similar combination involving the Company or its capital stock (a “Business Combination”), other than a Business Combination in which more than thirty-three and 1/3 percent (33.33%) of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; (c) a sale or other transfer (other than license) of all or substantially all of the Company’s assets (measured by the value or earning power of the assets), including, without limitation, the sale by the Company of its rights under license agreements or similar agreements relating to its technology (including the sale of royalty payment amounts payable to the Company or its shareholders under such agreements); (d) the license or similar agreement by the Company to a third party or third parties, in one or more transactions, of all rights in and to the Company’s technology and, as a result of such transactions, all or substantially all of the Company’s activities consist of monitoring such arrangements and collecting fees and payments due thereunder; or (e) a complete liquidation or dissolution of the Company.

“Change in Control – Section 409A” shall mean a Change in Control – Plan, except to the extent that (and only to the extent that) such Change in Control – Plan does not qualify as a change (a) in the ownership or effective control of the Company, or (b) in the ownership of a substantial portion of the assets of the Company, under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee, if any, appointed by the Board under Section 4 hereof.

“Company” means Acura Pharmaceuticals, Inc. and its successors.

“Disability” means

(a) in the case of a (A) Non-Employee-Director or (B) an employee where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award, or where there is such an agreement but the agreement does not define “disability” (or similar words), then “Disability” means the Participant: (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees and/or directors of the Company; (3) is determined to be totally disabled by the Social Security Administration; or (4) any other permitted definition of disability under Section 409A of the Code and the regulations promulgated thereunder, and

(b) in the case where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award that defines “disability” (or similar words) the termination of an employment arrangement that is or would be deemed to be for “disability” (or similar words) as defined in such agreement.

“Effective Date” shall be the date this Plan is adopted by the Board.

Eligible Participant” means a Non-Employee Director serving as a director on the date of grant or an employee employed by the Company or its Subsidiaries on the date of grant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the average of the closing bid and closing ask price of the Stock as reported on the OTC Bulletin Board or any successor principal market for the Stock on the applicable date, or if the Stock is not trading on the OTC Bulletin Board or an established securities market (within the meaning of Section 409A of the Code and the regulations promulgated thereunder), the fair market value of the Stock for the applicable date as determined by a reasonable valuation method selected by the Board or the Committee.

“Non-Employee Director” has the definition set forth in Rule 16b-3(b)(3)(i) of the Exchange Act.

“Participant” means each person who has been granted a Restricted Stock Unit award.

“Plan” means the Acura Pharmaceuticals, Inc. 2005 Restricted Stock Unit Award Plan, as set forth herein and as it may be amended from time to time.

“Restricted Stock Unit Award Agreement” means an agreement described in Section 5(a).

“Restricted Stock Units” or “RSUs” means an award of Stock Units credited pursuant to Section 5, which Stock Units are subject to vesting and other restrictions as set forth herein.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means shares of common stock, par value $.01 per share, of the Company, including any rights attendant thereto upon issuance of the shares, together with any restrictions, limitations or conditions of and to such rights and such other stock or other securities or property into which the Stock (or such rights) may be converted or for which it is exchanged or substituted (and any credits thereon), pursuant to Section 10.

“Stock Unit” means a non-voting unit of measurement that is (a) deemed for bookkeeping purposes to be equivalent to one outstanding share of Stock solely for purposes of determining benefits under the Plan, (b) credited to a Participant’s Stock Unit Account pursuant to the grant of Restricted Stock Units under Section 5; and (c) payable solely in a share of Stock, on a one-for-one basis.

“Stock Unit Account” means the bookkeeping account maintained by the Company for each Eligible Participant that is credited with Stock Units in accordance with the Plan.

“Subsidiary” means any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

3. Effective Date; Duration.

The Effective Date shall be the date on which the Board adopts this Plan. The Plan shall continue in effect until all matters relating to Stock Units and the administration of the Plan have been completed and all payments of such compensation have been made.

4. Administration.

The Company’s Board of Directors or a Committee appointed by the Board shall administer the Plan. If appointed by the Board, the Committee shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act.

A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

The Committee shall have the authority, subject to the provisions of this Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the Plan and make all such determinations relating to the Plan as it may deem necessary or advisable. The Committee shall also have the authority, subject to the provisions of the Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. The Committee’s interpretation of the Plan or any awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties. Notwithstanding any provisions of this Plan or any Restricted Stock Unit Award Agreement to the contrary, all discretionary interpretations, decisions or determinations of the Board or the Committee with respect to the Plan and all RSUs awarded under the Plan shall be made in accordance with the express terms of the Plan and applicable Restricted Stock Unit Award Agreement in the exercise of good faith and reasonable judgment.

Notwithstanding any contrary provision of this Section 4, the Board shall administer the Plan, and the Committee shall exercise no discretion with respect to any grants to Non-Employee Directors. In the administration of the Plan with respect to Non-Employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

5. Restricted Stock Units.

(a) Restricted Stock Units may be granted at any time and from time to time as determined by the Board or the Committee. Each Restricted Stock Units grant will be evidenced by a Restricted Stock Award Agreement that will specify such other terms and conditions as Board or the Committee, in its sole discretion, will determine, including all other applicable terms, conditions and restrictions related to the grant, vesting and the number of Restricted Stock Units not otherwise set forth in this Plan.

(b) Vesting Period. The Board or the Committee shall determine the vesting of a Restricted Stock Unit award granted under Section 5(a), and shall set forth such vesting in the Restricted Stock Unit Award Agreement.

(c) Acceleration of Vesting. Notwithstanding Section 5(b), unless expressly provided otherwise in the Restricted Stock Unit Award Agreement, each Restricted Stock Unit award shall become fully and immediately vested and nonforfeitable to the Participant upon the occurrence of any of the following events:

(1) a Participant’s service as an employee of the Company is terminated by the Company without Cause or due to Participant’s death or Participant’s Disability, or in the case of a Non-Employee Director, Participant’s death or Disability or Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or

(2) a Change in Control – Plan.

6. Dividend and Voting Rights.

Unless expressly provided for in a Participant’s Restricted Stock Unit Award Agreement, a Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to the RSUs and any shares of Common Stock underlying or issuable in respect of such RSUs until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate for such RSU.

7. Restrictions, Distributions and Changes to Distributions; Payment of Units.

(a) Time and Manner of Distribution. Payment of vested Stock Units in a Participant’s Stock Unit Account in accordance with Section 7(b) shall be made on the earlier of (i) a Change in Control – Section 409A, or (ii) January 1, 2011. In the event of a payment pursuant to a Change in Control – Section 409A under Section 7(a)(i), such payment shall be made in a lump sum payment as soon as administratively practicable following consummation of said Change in Control – Section 409A. In the event of a payment due to Section 7(a)(ii), such payment shall be made in four equal installments (twenty-five percent on each installment) on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014; provided, however, that in the event of a Change in Control – Section 409A at any time after January 1, 2011 but prior to payment of all of Participant’s Stock Units in the Participant’s Stock Unit Account, all of Participant’s undistributed Stock Units as of consummation of said Change in Control – Section 409A shall be paid to Participant in a lump sum as soon as administratively practicable.

(b) Payment of Units. Upon the occurrence of the distribution events set forth in Section 7(a), the Company shall deliver a number of shares of Stock equal to the number of vested Stock Units to which the Participant is then entitled under the terms of the Plan and the Restricted Stock Unit Award Agreement upon receipt from Participant of the par value of such shares of Stock. In lieu of requiring cash payment of such par value, the Company may, in the Participant’s sole discretion, accept payment of any such par value by withholding from Stock payments a number of whole shares of Stock whose value is equal to the amount of such par value. Valuation for this purpose shall be the Fair Market Value on the date of distribution.

(c) Forfeiture of Unvested Units. Except as provided in Section 5(c) of the Plan or in a Participant’s Restricted Stock Unit Award Agreement, to the extent any portion or a Participant’s RSUs have not become vested upon the date the Participant’s services as an employee terminate, such RSUs shall be forfeited and the unvested portion of the RSU award shall automatically terminate without any other action by the Participant or the Participant’s Beneficiary as the case may be and without payment of consideration by the Company.

8. Shares Subject To The Plan; Share Limits.

Shares Available for Issuance. Subject to adjustment under Section 10, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed thirty million (30,000,000) shares. Stock delivered by the Company to satisfy payment provisions under Section 7 of the Plan shall be shares of authorized and unissued shares of Stock and/or previously issued Stock held as treasury shares and shall be fully paid and non-assessable when issued. Shares issuable on payment of Stock Units shall be reserved for issue, and to the extent that awards terminate or are forfeited without payment in shares, the shares will be available for subsequent awards.

9. General.

(a) Government and Other Regulations. The obligation of the Company to credit Stock Units, issue or deliver Stock or otherwise make payments under the Plan are subject to compliance with all applicable laws, rules, and regulations (including, without limitation, federal and state securities laws), and to such approvals by any listing, agency, or regulatory or governmental authorities as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities issued or delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company, as the Company may deem necessary or advisable to assure compliance with all applicable legal requirements.

(b) Tax and Withholding. The Company has the right to require the person receiving Stock to pay to the Company the amount of any federal, state and local taxes which the Company is required to withhold upon the delivery of Stock. In lieu of requiring cash payment of any such taxes, the Company shall, in the Participant’s sole discretion, instead withhold from said Participant’s Stock payments a number of shares of Stock whose value is equal to the amount of such taxes. Valuation for this purpose shall be the Fair Market Value on the date of distribution.

(c) Beneficiaries.

(1) Beneficiary Designation. Each Eligible Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 9(c)(2)) whom such Eligible Participant desires to receive any amounts payable under the Plan after his or her death. Beneficiary designations shall be effective on the date such written designation is received by the Corporate Secretary. An Eligible Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Corporate Secretary. However, if a married Eligible Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse. The Eligible Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse’s consent so provides. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because the spouse cannot be located or because of other circumstances prescribed by the Board or the Committee. The Company and the Board or the Committee may rely on the Eligible Participant’s designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.

(2) Definition of Beneficiary. An Eligible Participant’s “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts so designated by the Eligible Participant or, in the absence of such designation, entitled by will or the laws of descent and distribution to receive the Eligible Participant’s benefits under the Plan in the event of the Eligible Participant’s death, and shall mean the Eligible Participant’s executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

(d) Except as provided in Section 9(c) and in this Section 9(d), a Participant’s rights and interests under the Plan in respect of RSUs, including Stock deliverable under or in respect thereof, may not be assigned, pledged, or transferred. The Committee may, in its discretion, authorize all or a portion of the RSUs to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred of RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee. Following transfer, any such RSUs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the party entitled to exercise under the RSU, the term “Participant shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Participant, following which the RSUs shall be exchangeable for Stock by the transferee only to the extent, and for the periods specified in Section 7 of the Plan and in the Restricted Stock Unit Award Agreement

(e) Expenses. All expenses incurred by the Company associated with adoption and administration of this Plan, including all legal expenses related to drafting this Plan and related documents, shall be borne solely by the Company.

(f) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(g) Governing Law. The validity of the Plan or any of its provisions and any agreements entered into under the Plan shall be construed, administered and governed in all respects under the laws of the State of New York. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

(h) Limitation on Participants’ Rights; Unfunded Plan. Participation in the Plan shall not give any person the right to continued employment or any rights or interests other than as expressly provided herein. No Participant shall have any right to any payment or benefit hereunder except to the extent provided herein. The Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust or fiduciary relationship between the Company, the Board, the Committee, and any Participant or other person. Participants and their Beneficiaries shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

(i) Rights with Respect to Stock Units. A Participant’s Stock Unit Account shall be a memorandum account on the books of the Company. The Stock Units credited to such account shall be used solely as a device to determine the number of shares of Stock to be eventually distributed to the Participant, subject to applicable vesting requirements, in accordance with the Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting dividend, or other stockholder rights with respect to Stock Units credited under the Plan.

(j) Restricted Stock Unit Award Agreements. Each Restricted Stock Unit award granted to an Eligible Participant under the Plan shall be evidenced by a writing approved by the Board or the Committee and will contain the terms and conditions consistent with the Plan as approved by the Board or the Committee relating to the RSUs. This Plan and each Restricted Stock Unit Award Agreement granted to an Eligible Participant under the Plan shall be binding upon, and inure to the benefit of, any successor or successors of the Company, except to the extent that the Board or the Committee and each Participant having executed a Restricted Stock Unit Award Agreement determine otherwise as evidenced by a writing signed by both parties.

(k) Plan Construction. By its approval of the Plan, the Board intends that the transactions contemplated by the Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act so that, among other transactions, the crediting of Stock Units and payment in Stock will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act.

(l) Notices. Any notice to be given under the terms of this Plan shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary, and to the Participant at his or her last address of record, or at such other address as either party may designate in writing to the other for the purposes of notices in respect of RSUs.

10. Changes in Capital Structure.

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in the Board’s exercise of good faith and reasonable judgment, proportionately adjust any or all of (a) the number and type of shares of Stock (or other securities or property) that thereafter may be made the subject of Stock Units and Stock Unit Accounts (including the specific maximum and numbers of shares set forth elsewhere in the Plan), (b) the number, amount and type of shares of Stock (or other securities or property) payable in respect of Stock Units, and (c) and the number and type of Stock Units (both credited and vested) under the Plan.

11. Amendments and Termination.

The Board shall have the right to amend the Plan (including outstanding awards) in whole or in part from time to time or may at any time suspend or terminate the Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant’s rights with respect to Stock Units credited to his or her Stock Unit Account and no amendment or termination shall accelerate payment of any benefit which is subject to the rules of Section 409A of the Code in a manner that would violate the distribution rules of Section 409A of the Code. Notwithstanding the foregoing, Participant consent shall not be required to the extent that the Board determines that applicable law requires amendment or termination of the Plan to preserve the intended tax benefits to the Participants and the Company hereunder. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants (subject to any applicable consent requirement above) shall be bound thereby upon receipt of notice thereof. Changes contemplated by Section 10 shall not be deemed to constitute changes or amendments for purposes of this Section 11.

ACURA PHARMACEUTICALS, INC.

ANNUAL MEETING OF SHAREHOLDERS – TO BE HELD

[DATE OF MEETING]
[TIME OF MEETING]

You May Vote by Mail
(see instructions on reverse side)

YOUR VOTE IS IMPORTANT

FOLD AND DETACH HERE

PROXY

ACURA PHARMACEUTICALS, INC.
Wyndham Newark Airport Hotel, 1000 Spring Street,
Elizabeth, New Jersey 07201

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Andrew Reddick and Peter Clemens, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the number of shares of common stock of Acura Pharmaceuticals, Inc., that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, at the 2006 Annual Meeting of Shareholders of Acura Pharmaceuticals, Inc. to be held at [PLACE OF MEETING] on [DATE OF MEETING] at [TIME OF MEETING], Eastern Time or at any adjournment thereof.

☒	Please mark votes like this.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY DOES NOT GRANT AUTHORITY TO VOTE ON MATTERS REGARDING THE ADJOURNMENT OR POSTPONEMENT OF THE SHAREHOLDERS MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL VOTES ON THE PROPOSALS PROVIDED IN THIS PROXY.

1. Election of Directors:	FOR	WITHHOLD
	☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)
Nominees’ Name Here
Richard Markham, Immanuel Thangaraj; Bruce F. Wesson; Andrew D. Reddick; William A. Sumner; and William Skelly.

2. Proposal to Grant the Board of Directors Authority to Amend the Company’s Restated Certificate of Incorporation to Effect a Reverse Stock Split at One of Six Ratios	FOR	WITHHOLD	ABSTAIN
	☐	☐	☐

3. Proposal to Ratify the Amendment to the Company’s 1998 Stock Option Plan	FOR	WITHHOLD	ABSTAIN
	☐	☐	☐

4. Proposal to Ratify the Adoption of the Company’s 2005 Restricted Stock Unit Award Plan	FOR	WITHHOLD	ABSTAIN
	☐	☐	☐

 [SEE REVERSE SIDE]

FOLD AND DETACH HERE

5. Proposal to Ratify the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year	FOR	WITHHOLD	ABSTAIN
	☐	☐	☐

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP NAME BY AUTHORIZED PERSON.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _____________________________________     Signature (Joint Owners) _____________________________________      Date _________________, 2006